SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant                                           ☒

Filed by a Party other than the Registrant             ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

LeapFrog Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LEAPFROG ENTERPRISES, INC.

6401 Hollis Street, Suite 150

Emeryville, CA 94608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, June 10, 2004

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of LeapFrog Enterprises, Inc., a Delaware corporation. The meeting will be held on Thursday, June 10, 2004 at 9:00 a.m. local time at our headquarters for the following purposes:

1.	To elect ten directors to serve for the ensuing year and until their successors are elected.

2.	To approve amendments to our 2002 Equity Incentive Plan to increase the aggregate number of shares of our Class A common stock authorized for issuance under the plan by 2,500,000 shares and to implement a performance-based stock award program.

3.	To approve amendments to our 2002 Non-Employee Directors’ Stock Option Plan to increase the initial grant and annual grant received by our non-employee directors such that a non-employee director will receive an initial grant of 30,000 shares and an annual grant of 15,000 shares, and a non-employee director who holds the position of Chairman of our board of directors at the time of the annual grant will receive an annual grant of 25,000 shares in lieu of an annual grant of 15,000 shares.

4.	To ratify the selection by the Audit Committee of the board of directors of Ernst & Young LLP as independent auditors of LeapFrog for our fiscal year ending December 31, 2004.

5.	To conduct any other business properly brought before the meeting.

1

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is April 21, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

James P. Curley
Chief Financial Officer, Secretary and Treasurer

Emeryville, California
April 28, 2004

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

LEAPFROG ENTERPRISES, INC.

6401 Hollis Street, Suite 150,

Emeryville, CA 94608

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the board of directors of LeapFrog Enterprises, Inc. is soliciting your proxy to vote at the 2004 annual meeting of stockholders. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about April 28, 2004 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 21, 2004 will be entitled to vote at the annual meeting. On this record date, there were 31,663,742 shares of Class A common stock and 27,882,817 shares of Class B common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 21, 2004 your shares were registered directly in your name with one of LeapFrog’s transfer agents (Continental Stock Transfer and Trust Company is the transfer agent for our Class A common stock and Maron & Sandler, a Professional Corporation, is the transfer agent for our Class B common stock), then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 21, 2004 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

1.	The election of all ten of our directors;

2.	Amendments to our 2002 Equity Incentive Plan to increase the aggregate number of shares of our Class A common stock authorized for issuance under the plan by 2,500,000 shares and to implement a performance-based stock award program;

3.	Amendments to our 2002 Non-Employee Directors’ Stock Option Plan to increase the initial grant and annual grant received by our non-employee directors such that a non-employee director will receive an initial grant of 30,000 shares and an annual grant of 15,000 shares, and a non-employee director who holds the position of Chairman of our board of directors at the time of the annual grant will receive an annual grant of 25,000 shares in lieu of an annual grant of 15,000 shares; and

4.	Ratification of Ernst & Young LLP as independent auditors of LeapFrog for our fiscal year ending December 31, 2004.

How do I vote?

You may either vote “For” all the nominees to the board of directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from LeapFrog. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all ten nominees for director, “For” the amendments to our 2002 Equity Incentive Plan, “For” the amendments to our 2002 Non-Employee Directors’ Stock Option Plan and “For” the ratification of Ernst & Young as independent auditors of LeapFrog for our fiscal year ending 2004. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

1.	You may submit another properly completed proxy card with a later date.

2.	You may send a written notice that you are revoking your proxy to LeapFrog’s Secretary at 6401 Hollis Street, Suite 150, Emeryville, CA 94608.

3.	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy. Please remember, as mentioned above, if you are a beneficial owner of shares you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent who holds your shares in street name.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 29, 2004, to LeapFrog’s Secretary at 6401 Hollis Street, Suite 150, Emeryville, CA 94608. If you do not wish to submit a proposal for inclusion in next year’s proxy materials, but instead wish to present it directly at the 2005 annual meeting of stockholders, you must notify LeapFrog between February 10, 2005 and March 12, 2005. You are also advised to review LeapFrog’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions).

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	Proposal 1—Election of Directors. The ten nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	Proposal 2—Amendments to Our 2002 Equity Incentive Plan. This proposal must receive a “For” vote from a majority of the votes cast on the proposal at the annual meeting, provided that the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. Under the rules of the New York Stock Exchange, broker non-votes are not counted as votes cast and will not be counted for purposes of determining whether the total votes cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•	Proposal 3—Amendments to Our 2002 Non-Employee Directors’ Stock Option Plan. This proposal must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy on the proposals. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	Proposal 4—Ratification of the Selection, By the Audit Committee of the Board of Directors, of Ernst & Young as Independent Auditors of LeapFrog for Our Fiscal Year Ending December 31, 2004. This proposal must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy on the proposals. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at the meeting or by proxy there is represented the holders of outstanding shares of Class A and Class B common stock entitled to cast a majority of the votes that could be cast by all outstanding shares of Class A and Class B common stock voting together as a class. On the record date, there were 31,663,742 shares of Class A common stock outstanding and 27,882,817 shares of Class B common stock outstanding, all of which are entitled to vote and represent a total of 310,491,912 votes. Thus shares representing at least 155,245,956 votes must be represented at the meeting or by proxy to have a quorum.

Your votes will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How many votes do I have?

On each matter to be voted upon, for holders of our Class A common stock, you have one vote for each share of Class A common stock you own as of April 21, 2004, and for holders of our Class B common stock, you have ten votes for each share of Class B common stock you own as of April 21, 2004.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Controlling Stockholder

As of April 8, 2004, Lawrence J. Ellison, through entities controlled by him, held a majority of the voting power of our outstanding stock. As a result, Mr. Ellison controls the election of all members of our board of directors and all other matters submitted to a vote of our stockholders. Mr. Ellison is Chairman and Chief Executive Officer of Oracle Corporation.

Beneficial Ownership of Our Common Stock

The following table sets forth certain information regarding the ownership of LeapFrog’s common stock as of April 8, 2004 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of LeapFrog as a group; and (iv) all those known by LeapFrog to be beneficial owners of more than five percent of its common stock. Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than five percent of the shares of our common stock, as the case may be, and Schedules 13D and 13G filed with the Securities and Exchange Commission, or SEC. Except as otherwise noted below, the address for each person listed on the table is c/o LeapFrog Enterprises, Inc., 6401 Hollis Street, Suite 150, Emeryville, California 94608-1071.

Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the power to vote or dispose of those securities. These rules also treat as outstanding all shares of capital stock that a person would receive upon exercise of stock options held by that person that are immediately exercisable or exercisable within 60 days of the determination date, which in our case is April 8, 2004. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated and to the extent known, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Beneficial Ownership of Our Common Stock (continued)

	Number of Shares Beneficially Owned			Percentage of Shares Beneficially Owned(1)			Percentage of Combined Voting Power of All Classes of Stock(3)
	Class A	Class B	Total	Class A	Class B	Total(2)
Lawrence J. Ellison(4)(5)	—	17,049,748	17,049,748	—	61.1%	28.6%	54.9%
Michael R. Milken(4)(6)	1,601,789	9,829,535	11,431,324	5.1	35.3	19.2	32.2
Lowell J. Milken(4)(7)	458,931	6,387,764	6,846,695	1.4	22.9	11.5	20.7

Lazard Asset Management LLC 30 Rockefeller Plaza New York, NY 10112(8)	3,549,685	—	3,549,685	11.2	—	6.0

Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403(9)	3,216,875	—	3,216,875	10.2	—	5.4	1.0

Ziff Asset Management, L.P. 283 Greenwich Avenue Greenwich, CT 06803(10)	1,725,000	—	1,725,000	5.4	—	2.9	*

Michael C. Wood(11)	2,663,417	—	2,663,417	8.3	—	4.4	*

Thomas J. Kalinske(12)	115,188	252,320	367,508	*	*	*	*

Paul A. Rioux(13)	139,120	—	139,120	*	—	*	*

Timothy M. Bender(14)	125,263	—	125,263	*	—	*	*

Stewart A. Resnick(15)	108,357	—	108,357	*	—	*	*

James P. Curley(16)	97,371	—	97,371	*	—	*	*

Steven B. Fink(17)	46,513	16,480,427	16,526,940	*	59.1	27.7	53.1

Stanley E. Maron(18)	35,160	4,415	39,575	*	*	*	*

Sarina D. Simon(19)	34,027	—	34,027	*	—	*	*

Jerome J. Perez(20)	25,000	—	25,000	*	—	*	*

Barry Munitz(21)	23,610	—	23,610	*	—	*	*

Jeffrey Berg(22)	19,027	—	19,027	*	—	*	*

E. Stanton McKee(23)	4,166	—	4,166	*	—	*	*

All directors and executive officers as a group (18 persons)(24)	4,219,598	16,737,162	20,956,670	12.7	60.0	34.3	55.0

*	Less than one percent.

(1)	Based on 31,657,752 shares of Class A common stock and 27,882,817 shares of Class B common stock outstanding as of April 8, 2004.

(2)	These percentages reflect the ownership of our Class A common stock and our Class B common stock on an as-converted basis assuming the conversion of all Class B common stock to Class A common stock.

(3)	These percentages reflect the different voting rights of our Class A common stock and our Class B common stock. On all matters submitted to a vote of our stockholders, our Class A common stock entitles its holders to one vote per share and our Class B common stock entitles its holders to ten votes per share.

(4)

On April 2, 2004, Knowledge Universe, LLC, a private company focused on building leading companies in areas relating to education, technology and career management and the improvement of individual and corporate performance, or Knowledge Universe, distributed 8,065,801 shares of our Class B common stock to its owners. As of April 8, 2004, Knowledge Universe held 405,445 shares of Class B common stock and its indirect subsidiary, Knowledge Kids, LLC, or Knowledge Kids, held 201,376 shares of Class B common stock. Messrs. Ellison, M. Milken and L. Milken may each be deemed to control Knowledge Universe. As a result, Messrs. Ellison, M. Milken and L. Milken may each be deemed to have or share the power to direct the voting and disposition, and therefore to have beneficial ownership, of shares of our capital stock owned directly or indirectly by Knowledge Universe.

392,945 shares held by Knowledge Kids and Knowledge Universe may be acquired by persons other than Messrs. Ellison, M. Milken and L. Milken within 60 days of April 8, 2004 under options granted by Knowledge Kids and Knowledge Universe, including the options granted to Messrs. Kalinske and Fink described in footnotes 12 and 17. Knowledge Universe shares voting and investment power with respect to these shares with the holders of the options.

The address for Knowledge Universe is c/o Maron & Sandler, 1250 Fourth Street, Suite 550, Santa Monica, California 90401.

(5)	Includes:

•	16,442,927 shares of Class B common stock held indirectly by Mr. Ellison through Mollusk Holdings, LLC, which are also reported as beneficially owned by Mr. Fink and over which Mr. Ellison shares voting and investment power;

•	405,445 shares of Class B common stock held indirectly by Mr. Ellison through Knowledge Kids, over which Mr. Ellison has shared voting and investment power with, among others, Messrs. M. Milken and L. Milken; and

•	201,376 shares of Class B common stock held indirectly by Mr. Ellison through Knowledge Universe, over which Mr. Ellison has shared voting and investment power with, among others, Messrs. M. Milken and L. Milken

The address for Mollusk Holdings, LLC is c/o Philip B. Simon, 101 Ygnacio Valley Road, Suite 310, Walnut Creek, CA 94596.

(6)	Includes:

•	5,034,441 shares of Class B common stock and 1,601,789 shares of Class A common stock held directly by Mr. M. Milken;

•	4,176,694 shares of Class B common stock held indirectly by Mr. M. Milken through ET Holdings, LLC, which are also beneficially owned by Mr. L. Milken and over which Mr. M. Milken has shared voting and investment power;

•	405,445 shares of Class B common stock held indirectly by Mr. M. Milken through Knowledge Kids, over which Mr. M. Milken has shared voting and investment power with, among others, Messrs. L. Milken and Ellison;

•	201,376 shares of Class B common stock held indirectly by Mr. M. Milken through Knowledge Universe, over which Mr. M. Milken has shared voting and investment power with, among others, Messrs. L. Milken and Ellison; and

•	11,579 shares of Class B common stock held indirectly by Mr. M. Milken through Hampstead Associates, which are also beneficially owned by Mr. L. Milken and over which Mr. M. Milken has shared voting and investment power.

The address for Mr. Michael R. Milken is c/o Maron & Sandler, 1250 Fourth Street, Suite 550, Santa Monica, California 90401.

(7)	Includes:

•	1,592,670 shares of Class B common stock and 416,845 shares of Class A common stock held directly by Mr. L. Milken;

•	42,086 shares of Class A common stock held in a trust of which Mr. L. Milken is a trustee;

•	4,176,694 shares of Class B common stock held indirectly by Mr. L. Milken through ET Holdings, LLC which are also beneficially owned by Mr. M. Milken and over which Mr. L. Milken has shared voting and investment power;

•	405,445 shares of Class B common stock held indirectly by Mr. L. Milken through Knowledge Kids, over which Mr. L. Milken has shared voting and investment power with, among others, Messrs. M. Milken and Ellison;

•	201,376 shares of Class B common stock held indirectly by Mr. L. Milken through Knowledge Universe, LLC, over which Mr. L. Milken has shared voting and investment power with, among others, Messrs. M. Milken and Ellison; and

•	11,579 shares of Class B common stock held indirectly by Mr. Milken through Hampstead Associates, LLC, which are also beneficially owned by Mr. M. Milken and over which Mr. L. Milken has shared voting and investment power.

The address for Mr. Lowell J. Milken is c/o Maron & Sandler, 1250 Fourth Street, Suite 550, Santa Monica, California 90401.

(8)	Based solely on information provided in a Schedule 13G filed on April 8, 2004 by Lazard Asset Management LLC, or Lazard. Lazard has sole voting power over 3,207,785 shares and has sole investment power over 3,549,685.

(9)	Based solely on information provided in a Schedule 13G/A filed on February 11, 2004 by Franklin Resources Inc., or FRI. The securities reported for FRI are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries, or the Adviser Subsidiaries of FRI. Such advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Therefore, such Adviser Subsidiaries may be deemed to be, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, the beneficial owner of the securities covered by this statement. Charles B. Johnson and Rupert H. Johnson, Jr., or the Principal Shareholders, each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the 1934 Act, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, the Principal Shareholders and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in any of the securities covered by this statement.

(10)	Based solely on information provided in a Schedule 13G filed on February 19, 2004 by Ziff Asset Management, L.P. Philip B. Korsant shares voting and dispositive power over the shares of common stock that he beneficially owns with Ziff Asset Management, L.P., the owner of record of the shares. PBK Holdings, Inc. also shares voting and dispositive power over the shares it beneficially owns with Ziff Asset Management, L.P. Philip B. Korsant and PBK Holdings, Inc. have the same address as Ziff Asset Management, L.P.

(11)	Includes:

•	589,201 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 8, 2004; and

•	23,767 shares of Class A common stock held by his wife.

(12)	Includes:

•	34,723 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 8, 2004; and

•	252,320 shares of Class B common stock presently held by Knowledge Kids which may be acquired within 60 days after April 8, 2004 by Mr. Kalinske upon the exercise of a call option that Knowledge Kids has granted to Mr. Kalinske. Mr. Kalinske shares voting and investment power with respect to these shares with Knowledge Universe.

(13)	Includes:

•	126,999 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 8, 2004; and

•	500 shares of Class A common stock held by his daughter.

(14)	Includes 118,094 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 8, 2004.

(15)	Includes 19,027 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 8, 2004. The address for Mr. Resnick is c/o Roll International Corporation, 11444 West Olympic Boulevard, Los Angeles, California 90064.

(16)	Includes 96,250 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 8, 2004.

(17)	Includes:

•	46,513 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 8, 2004; and

•	16,442,927 shares of Class B common stock presently held by Mollusk Holdings, LLC. Mr. Fink is the Chief Executive Officer of Lawrence Investments, LLC, which is one of the two managing members of Mollusk Holdings, LLC. These shares are also reported as beneficially owned by Mr. Ellison. Mr. Fink disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

•	37,500 shares of Class B common stock presently held by Knowledge Kids which may be acquired within 60 days of April 8, 2004 by Mr. Fink upon the exercise of a call option that Knowledge Kids has granted to Mr. Fink. Mr. Fink shares voting and investment power with respect to these shares with Knowledge Universe.

The address for Mr. Fink is 1250 Fourth Street, Suite 550, Santa Monica, California 90401.

(18)	Includes 28,606 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 8, 2004. The address for Mr. Maron is 1250 Fourth Street, Suite 550, Santa Monica, California 90401.

(19)	Includes 34,027 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 8, 2004. The address for Ms. Simon is 1250 Fourth Street, Suite 550, Santa Monica, California 90401.

(20)	Includes 25,000 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 8, 2004.

(21)	Includes 23,610 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 8, 2004. The address for Dr. Munitz is c/o The J. Paul Getty Trust, 1200 Getty Center Drive, Suite 400, Los Angeles, California 90049.

(22)	Includes 19,027 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 8, 2004. The address for Mr. Berg is c/o International Creative Management, Inc., 8942 Wilshire Boulevard, Beverly Hills, California 90211.

(23)	Includes 4,166 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 8, 2004.

(24)	See footnotes 11 through 23 above, as applicable. Also includes an additional 315,040 shares of Class A common stock held by our executive officers who are not named executive officers as well as 468,339 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 8, 2004 held by executive officers who are not named executive officers.

PROPOSAL ONE

ELECTION OF DIRECTORS

Pursuant to our certificate of incorporation, the number of LeapFrog directors has been fixed at 11 by a resolution of our board of directors. As Sarina D. Simon has elected to not seek re-election as a member of our board of directors, there are only ten nominees for director at this annual meeting. Our board is in the process of determining whether to reduce the number of directors on our board of directors to ten or seek a suitable nominee to fill the vacancy. Ms. Simon will remain on the board until the annual meeting. Stockholders cannot vote or submit proxies for a greater number of persons than the ten nominees named in this Proposal One. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. Each nominee listed below is currently a director of LeapFrog. Each of these directors was elected by the stockholders, except for Messrs. Perez and McKee, who were appointed by our board of directors to fill vacancies created by increases in the number of directors that make up our board of directors. In Fall 2003, Mr. McKee was recommended by our then Chairman of the board, Thomas Kalinske.

It is the Company’s policy to encourage nominees for directors to attend the annual meeting. Four of the nine nominees for election as a director at the 2003 annual meeting of stockholders attended the 2003 annual meeting of stockholders.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The ten nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the ten nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by LeapFrog’s management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following table sets forth information as of April 8, 2004 with respect to the nominees for election to our board of directors:

Nominees

Name	Age	Principal Occupation/Position Held With LeapFrog
Steven B. Fink	53	Chief Executive Officer of Lawrence Investments, LLC
Paul A. Rioux	58	Co-Vice Chairman
Michael C. Wood	51	Founder, Chief Vision and Creative Officer and Co-Vice Chairman
Thomas J. Kalinske	59	Chief Executive Officer
Jerome J. Perez	46	President
Jeffrey Berg	56	Chairman and Chief Executive Officer of International Creative Management, Inc.
Stanley E. Maron	56	Senior Partner of Maron & Sandler, a Professional Corporation
E. Stanton McKee, Jr.	59	Director, Retired Executive Vice President and Chief Financial and Administrative Officer of Electronic Arts Inc.
Barry Munitz	62	President and Chief Executive Officer of The J. Paul Getty Trust
Stewart A. Resnick	67	Chief Executive Officer and Chairman of Roll International Corporation

Steven B. Fink was elected to our board of directors in March 1999 and was appointed as Chairman of our board in February 2004. Mr. Fink has been the Chief Executive Officer of Lawrence Investments, LLC, a technology and biotechnology private equity investment firm that is controlled by Lawrence J. Ellison, since May 2000. Mr. Fink also serves as a Vice Chairman of Knowledge Universe, a position he has held since 1996. From 1981 to 1986, Mr. Fink served as Chief Executive Officer and Chairman of the board of directors of

Anthony Manufacturing Company, a specialty glass and conductive coatings manufacturer. He currently serves as Vice Chairman of Heron International, a European real estate development company, and as non-executive Chairman of the board of Spring Group plc, an information technology services company in the United Kingdom, and is a director of Nextera Enterprises and Nobel Learning Communities, Inc. Mr. Fink also serves on the boards of directors of privately held companies, and he is a member of the board of trustees of Barnard College, Columbia University. Mr. Fink has a B.S. from the University of California, Los Angeles and a J.D. and an L.L.M. from New York University. Mr. Fink has served as the Chairman of our Nominating and Corporate Governance Committee since April 2004.

Paul A. Rioux was elected to our board of directors in January 2001, has served as our Co-Vice Chairman since January 2001 and served as our acting Chief Operating Officer from October 2002 to August 2003. From January 2001 to October 2002 Mr. Rioux implemented our planning, manufacturing and operating strategy. Mr. Rioux worked as an independent consultant from June 1999 to December 2000, and worked almost exclusively for us in that capacity from August 2000 to December 2000. Prior to joining us, Mr. Rioux also served as President of Universal Studios New Media Group, the technology, Internet and video games business unit of Universal Studios, from May 1996 to May 1999. Prior to that, he worked at Sega of America from 1989 to 1996, most recently as an Executive Vice President. Mr. Rioux also served as Chief Operating Officer of Wonderline Toys, Inc. from 1986 to 1988 and worked at Mattel, Inc.’s Toys and Electronics divisions from 1973 to 1985, with his last position being that of Senior Vice President. Mr. Rioux has a B.S. and an M.S. from the California State University at Northridge.

Michael C. Wood has served as our Chief Vision and Creative Officer since February 2004, as sole Vice Chairman of our board of directors from September 1997 to January 2001 and as Co-Vice Chairman of our board of directors since January 2001. Mr. Wood served as our Chief Executive Officer from March 2002 to February 2004 and as our President from September 1997 to February 2004. He served as the Chief Executive Officer of LeapFrog RBT, LLC, our predecessor limited liability company, from its inception in January 1995 until September 1997. Mr. Wood founded LeapFrog in 1995 after developing the patented Phonics Letters and Phonics Desk products. Before founding LeapFrog, Mr. Wood served as partner at Cooley Godward LLP, a national law firm, where he specialized in venture capital and emerging technology law. Mr. Wood also serves on the board of directors of Sangamo BioSciences, Inc., a biotechnology company. He earned his B.A. at Stanford University and also has a J.D. from the University of California, Hastings College of the Law, and an M.B.A. from the University of California, Berkeley.

Thomas J. Kalinske has served as our Chief Executive Officer since February 2004 and previously served in that capacity from September 1997 to March 2002. He has served on our board of directors since September 1997 and was the Chairman of our board of directors from September 1997 to February 2004. From 1996 to February 2004, Mr. Kalinske served as the President of Knowledge Universe, a company formed by Lawrence J. Ellison, Michael R. Milken and Lowell J. Milken to build leading companies in areas relating to education, technology and career management and the improvement of individual and corporate performance. From 1990 to 1996, he served as President and Chief Executive Officer of Sega of America. Prior to that, he was President and Chief Executive Officer of the Universal Matchbox Group from 1987 to 1990. Prior to that, he served as President and Co-Chief Executive Officer of Mattel, Inc. Mr. Kalinske has served as Chairman of the Toy Manufacturers Association of America, and in 1997, he was inducted into the Toy Industry Hall of Fame. He also is a member of the board of the Milken Family Foundation, the National Foundation for the Improvement of Education and the RAND Education Board. He earned a B.S. from the University of Wisconsin and an M.B.A. from the University of Arizona.

Jerome J. Perez has served as our President and has served on our board of directors since February 2004. From July 2003 to February 2004, he was President of Geronimo Consulting LLC, a marketing and consumer product development consulting firm that provided consulting services to us. From November 1995 to July 2003, Mr. Perez served in various capacities at Fisher-Price, Inc., a division of Mattel, Inc. that produces and sells children’s toys, most recently as Executive Vice President of Marketing and Design. Prior to that, he served as

Vice President of Marketing at Kenner Products, a division of Hasbro, Inc., from 1985 to 1991. From 1981 to 1985, Mr. Perez served in various marketing positions at the Quaker Oats Company. He has a B.A. from University of Notre Dame and an M.B.A from University of Michigan.

Jeffrey Berg was elected to our board of directors in July 2002. Since 1985, Mr. Berg has been Chairman and Chief Executive Officer of International Creative Management, Inc., a talent and literary agency representing clients in the field of publishing, motion pictures, television, music, theater and news and public affairs. He is currently on the board of directors of Oracle Corporation, an enterprise software company, and of the American Film Institute, and serves on the board of visitors of The Anderson School of Management at the University of California, Los Angeles. In the past, Mr. Berg was co-chair of the California Information Technology Council, a member of the California Entertainment Commission and the President of the Executive Board of the College of Letters and Sciences at the University of California, Berkeley. He has also lectured on management and finance in the arts at The London School of Economics. In 1991, he was awarded the Cavaliere Ufficiale of the Order of Merit of the Republic of Italy. Mr. Berg earned a B.A. from the University of California, Berkeley, and a Master of Liberal Arts from the University of Southern California. Mr. Berg has served as a member of our Audit Committee and a member of our Compensation Committee since July 2002, and as a member of our Nominating and Corporate Governance Committee since April 2004.

Stanley E. Maron was elected to our board of directors in September 1997. Since 1994, he has served as a senior partner in the law firm of Maron & Sandler, a Professional Corporation, which he co-founded. He specializes in corporate and tax law. Prior to forming Maron & Sandler, he was a senior partner in the Los Angeles law firm of Buchalter, Nemer, Fields & Younger, serving the firm from 1975 to 1994. Mr. Maron received a B.A. from the University of California, Berkeley and a J.D. from the University of California, Los Angeles. Mr. Maron currently serves as a director of Nextera Enterprises, Inc. and also serves as an officer and director of privately held companies affiliated with Knowledge Universe.

E. Stanton McKee, Jr. was appointed to our board of directors in November 2003. Until retiring in 2002, Mr. McKee was the Executive Vice President and Chief Financial and Administrative Officer of Electronic Arts Inc., the world’s largest developer and publisher of interactive entertainment. Mr. McKee joined Electronic Arts Inc. in 1989 and served as Chief Financial and Administrative Officer for over 13 years. Mr. McKee holds B.A and M.B.A. degrees from Stanford University. Mr. McKee has served as the Chairman of our Audit Committee since November 2003.

Barry Munitz was elected to our board of directors in July 2002. Since 1998, Dr. Munitz has served as President and Chief Executive Officer of The J. Paul Getty Trust, which includes the Art Museums, Research Institute, Conservation Institute, Grant Program, educational initiatives and a large endowment portfolio. From 1991 to 1998, Dr. Munitz was Chancellor of the California State University, the largest senior university system in the United States, and he is currently a professor of English at its Los Angeles campus. He is a member of the board of trustees of Princeton University, the board of directors of SLM Corporation, a provider of student loans more commonly known as “Sallie Mae,” and the board of directors of KB Homes, a leading U.S. and European residential builder. Dr. Munitz also is a member of the executive committee of Southern California’s public television station, a Fellow of the American Academy of Arts and Sciences and a member of the visiting committees of Harvard University’s and Princeton University’s art museums. In the past, he was Chairman of the American Council on Education, Chairman of the California Education Round Table, Academic Vice President at the University of Illinois system and Chancellor of the University of Houston. He also served as Vice Chair of the Commission on National Investment in Higher Education. Dr. Munitz earned a B.A. from Brooklyn College and has an M.A. and Ph.D. from Princeton University. Dr. Munitz has served as the Chairman of our Compensation Committee since July 2002.

Stewart A. Resnick was elected to our board of directors in July 2002. Since 1985, Mr. Resnick has served as Chief Executive Officer and Chairman of Roll International Corporation. Through various divisions and affiliates, Roll International owns Teleflora, a flowers-by-wire business, and Paramount Agribusiness, a large California grower and processor of nuts, citrus fruits and pomegranates, and is involved in the real estate business. Mr. Resnick is a member of the Executive Board of the University of California, Los Angeles, Medical Sciences, and of the Advisory Board of the Anderson School of Management at the University of California, Los Angeles, and he is affiliated with the SEI Center for Advanced Studies in Management of the Wharton School at the University of Pennsylvania. He currently serves as a Trustee of Bard College and as a Trustee of Conservation International. Mr. Resnick has a B.S. and a J.D. from the University of California, Los Angeles. Mr. Resnick has served as a member of our Compensation Committee and Audit Committee since July 2002.

The Board of Directors Recommends

a Vote in Favor of Each Named Nominee.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the New York Stock Exchange, or NYSE, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members and LeapFrog, our senior management and our independent auditors, our board of directors affirmatively has determined that all of LeapFrog’s directors are independent directors within the meaning of the applicable NYSE listing standards, except for Mr. Kalinske, our Chief Executive Officer, Mr. Wood, our Chief Vision and Creative Officer, Mr. Perez, our President, and Mr. Rioux, who was our acting Chief Operating Officer from October 2002 to August 2003.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

In April 2004, the board of directors documented the governance practices followed by LeapFrog by adopting Corporate Governance Guidelines to assure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the board to, among other things, reflect changes to the NYSE listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the board, will be posted on the investor relations section of our website at www.leapfrog.com no later than the date of our 2004 annual meeting of stockholders. In addition, stockholders may obtain a print copy of our Corporate Governance Guidelines by writing to our Corporate Counsel at 6401 Hollis Street, Suite 150, Emeryville, CA 94608. In April 2004, the board of directors formed a Nominating and Corporate Governance Committee to assist the board in implementing and enforcing the Corporate Governance Guidelines.

As required under new NYSE listing standards, our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. Steven B. Fink, the Chairman of our board of directors, will preside over these executive sessions. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of LeapFrog’s Corporate Counsel at 6401 Hollis Street, Suite 150, Emeryville, CA 94608. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairman of the Audit, Compensation, or Nominating and Corporate Governance Committees.

In 2003 our board had two committees: an Audit Committee and a Compensation Committee. In April 2004, our board formed a third committee, a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for each of the board committees existing in 2003:

Member of our board of directors in the fiscal year 2003	Audit		Compensation
Thomas J. Kalinske
Paul A. Rioux
Michael C. Wood
E. Stanton McKee, Jr.	X	*(1)
Jeffrey Berg	X		X
Steven B. Fink
Stanley E. Maron
Barry Munitz	X	(2)	X	*
Stewart A. Resnick	X		X
Sarina D. Simon

Total meetings in fiscal year 2003	8		3

*	Committee Chairman

(1)	Mr. McKee was elected to our board of directors in November 2003. At that time he was appointed Audit Committee Chairman. Prior to Mr. McKee’s appointment, Mr. Berg served as our Audit Committee Chairman.

(2)	Upon Mr. McKee’s appointment to our Audit Committee in November 2003, Mr. Munitz ended his service on our Audit Committee.

Below is a description of each committee of the board of directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The board of directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to LeapFrog.

AUDIT COMMITTEE

The Audit Committee of our board of directors oversees LeapFrog’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. Among other things, the Audit Committee:

•	evaluates the performance of and assesses the qualifications of the independent auditors;

•	determines the engagement of the independent auditors;

•	determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent auditors on LeapFrog’s engagement team as required by law;

•	confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting;

•	establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviews the financial statements to be included in LeapFrog’s annual report on Form 10-K and quarterly reports on Form 10-Q; and

•	discusses with management and the independent auditors the results of the annual audit and the results of LeapFrog’s quarterly financial statements.

From January 2003 through October 2003 our Audit Committee was comprised of three directors: Dr. Munitz and Messrs. Berg and Resnick. As of November 2003, our Audit Committee was comprised of three directors: Messrs. McKee, Berg and Resnick. It met eight times during our 2003 fiscal year. The board has determined that all members of LeapFrog’s Audit Committee are independent (as independence is defined in Section 303A.02 of the NYSE listing standards). The Audit Committee has adopted a written Audit Committee Charter that will be posted on the investor relations section of our website at www.leapfrog.com no later than the date of our 2004 annual meeting of stockholders.

Our board of directors has determined that Mr. McKee, the chairman of our Audit Committee, qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The board made a qualitative assessment of Mr. McKee’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for a public reporting company.

COMPENSATION COMMITTEE

The Compensation Committee reviews and approves the overall compensation strategy and policies for LeapFrog. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of LeapFrog’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of LeapFrog’s Chief Executive Officer; recommends to the board for approval the compensation and other terms of employment of the other executive officers; and administers LeapFrog’s stock option and purchase plans, stock bonus plans and other similar programs. The board has determined that all members of LeapFrog’s Compensation Committee are independent (as independence is defined in Section 303A.02 of the NYSE listing standards). In 2003, three directors comprised the Compensation Committee: Dr. Munitz and Messrs. Berg and Resnick. The Compensation Committee met three times during our 2003 fiscal year and acted by unanimous written consent two times. The Compensation Committee has adopted a written Compensation Committee Charter that will be posted on the investor relations section of our website at www.leapfrog.com no later than the date of our 2004 annual meeting of stockholders.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

In April 2004, our board of directors formed a Nominating and Corporate Governance Committee, or Governance Committee, of the board of directors which is responsible for identifying, reviewing and evaluating candidates to serve as directors on our board (consistent with criteria approved by the board), reviewing and evaluating incumbent directors, recommending to the board candidates for election to the board of directors, making recommendations to the board regarding the membership of the committees of the board, assessing the performance of management and the board, and developing a set of corporate governance principles for LeapFrog. Our Governance Committee charter will be posted on the investor relations section of our website at www.leapfrog.com no later than the date of our 2004 annual meeting of stockholders. Two directors comprise the Governance Committee: Messrs. Fink and Berg. All members of the Governance Committee are independent (as independence is defined in Section 303A.02 of the NYSE listing standards).

The Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of LeapFrog, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board, the operating requirements of LeapFrog and the long-term interests of stockholders. In conducting this assessment, the Governance Committee considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the board and LeapFrog, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, the Governance Committee reviews such directors’ overall service to LeapFrog during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Governance Committee also determines whether the nominee must be independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the board by majority vote. To date, our board has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, LeapFrog has not received a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Governance Committee will consider director candidates recommended by stockholders. The Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Governance Committee to become nominees for election to the board may do so by delivering a written recommendation to the Governance Committee at the following address: Chairman of the Governance Committee c/o Corporate Counsel of LeapFrog at 6401 Hollis Street, Suite 150, Emeryville, CA 94608, at least 120 days prior to the anniversary date of the mailing of the our proxy statement for the last annual meeting of stockholders, which for our 2005 annual meeting of stockholders is a deadline of December 29, 2004. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2003, the board of directors held seven meetings and acted by unanimous written consent two times. During the fiscal year ended December 31, 2003, each board member attended 75% or more of the aggregate of the meetings of the board, and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

LeapFrog’s board has adopted a formal process by which stockholders may communicate with the board or any of its directors. Stockholders who wish to communicate with our board may do so by sending written communications addressed to the Corporate Counsel of LeapFrog at 6401 Hollis Street, Suite 150, Emeryville, CA 94608. All communications will be compiled by our Corporate Counsel and submitted to the board or the individual directors on a periodic basis. These communications will be reviewed by our Corporate Counsel, who will determine whether they should be presented to the board. The purpose of this screening is to allow the board to avoid having to consider irrelevant or inappropriate communications (such as advertisements and solicitations). The screening procedures have been approved by a majority of the independent directors of the board. All communications directed to the Audit Committee in accordance with the procedures set forth in this paragraph that relate to questionable accounting or auditing matters involving LeapFrog will be promptly and directly forwarded to the Audit Committee. A summary of these communication procedures will be posted on the investor relations section of our website at www.leapfrog.com no later than the date of our 2004 annual meeting of stockholders.

CODE OF ETHICS

We have adopted the LeapFrog Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics will be available on the investor relations section of our website at www.leapfrog.com no later than the date of our 2004 annual meeting of stockholders. After the date of our annual meeting, stockholders may obtain a print copy of our Code of Business Conduct and Ethics by writing to our Corporate Counsel at 6401 Hollis Street, Suite 150, Emeryville, CA 94608. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on the investor relations section of our website at www.leapfrog.com.

COMPENSATION OF DIRECTORS

Each non-employee director of LeapFrog receives a per meeting fee of $1,500 for each board of directors and committee meeting attended, provided that if there is a board meeting and a committee meeting on the same day, only one per meeting fee is paid for both meetings. In the fiscal year ended December 31, 2003, the total compensation paid to all non-employee directors was $84,000. The members of the board of directors are also eligible for reimbursement for their expenses incurred in attending board meetings in accordance with LeapFrog’s policy.

In April 2004, the Compensation Committee of our board of directors approved the payment of the following annual retainers to our non-employee directors, such annual retainers to be paid beginning in July 2004:

•	Each non-employee director will receive an annual retainer of $30,000, provided that a non-employee director who holds the position of Chairman of our board, will receive an annual retainer of $60,000 in lieu of an annual retainer of $30,000.

•	Each non-employee director who serves as a member of our Audit Committee of our board of directors will receive an annual retainer of $5,000, provided that the Chairman of our Audit Committee will receive an annual retainer of $10,000 in lieu of an annual retainer of $5,000.

•	Each non-employee director who serves as the Chairman of our Compensation Committee, Nominating and Corporate Governance Committee, and any other committee created by our board of directors will receive an annual retainer of $5,000.

Each non-employee director of LeapFrog also receives stock option grants under the 2002 Non-Employee Directors’ Stock Option Plan, or Director Plan. Only non-employee directors of LeapFrog are eligible to receive options under the Director Plan. Options granted under the Director Plan are intended by LeapFrog not to qualify as incentive stock options under the Internal Revenue Code.

Option grants under the Director Plan are non-discretionary. Upon election to LeapFrog’s board of directors, a non-employee director is granted an initial option to purchase 25,000 shares of LeapFrog’s Class A common stock. On July 1 of each year (or the next business day if that date is a legal holiday), each member of LeapFrog’s board of directors who is not an employee of LeapFrog is automatically granted an option to purchase 10,000 shares of LeapFrog’s Class A common stock under the Director Plan. No other options may be granted at any time under the Director Plan. The exercise price of options granted under the Director Plan is 100% of the fair market value of the common stock subject to the option on the date of the option grant. Options granted under the Director Plan vest in equal monthly installments over a three year period in accordance with its terms. The term of options granted under the Director Plan is ten years. In the event of a merger of LeapFrog with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving LeapFrog, the vesting of each option will accelerate and become fully vested and immediately exercisable, if, as of the completion of the change-in-control transaction or within 12 months of such transaction, the non-employee director’s service terminates; provided that such acceleration will not occur if the termination was a result of the non-employee director’s resignation (other than any resignation contemplated by the terms of the change-in-control transaction or required by LeapFrog or the acquiring entity pursuant to the change-in-control).

Under the terms of the Director Plan, during the fiscal year ended December 31, 2003, we granted an annual option for 10,000 shares to each of Messrs. Berg, Fink, Maron and Resnick, Dr. Munitz and Ms. Simon at an exercise price of $31.81 per share and upon his election to our board of directors an initial option to Mr. McKee for 25,000 shares at an exercise price of $34.70. As of April 8, 2004, no options had been exercised under the Director Plan.

As set forth in Proposal 3 of this proxy statement, we are seeing stockholder approval of an amendment to the Director Plan such that a non-employee director who serves on our board of directors will receive an initial option grant of 30,000 shares of our Class A common stock and an annual grant of 15,000 shares of our Class A common stock, provided that a non-employee director who holds the position of Chairman of our board of directors at the time of the annual grant will receive an annual grant of 25,000 shares in lieu of an annual grant of 15,000 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, the Compensation Committee of the board of directors is composed of Dr. Munitz and Messrs. Berg and Resnick. During the fiscal year ended December 31, 2003, none of these directors was an officer or employee of LeapFrog or any of our subsidiaries, nor are any of these directors former officer of LeapFrog or any of our subsidiaries.

None of our other executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires LeapFrog’s directors and executive officers, and persons who own more than ten percent of a registered class of LeapFrog’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of LeapFrog. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To LeapFrog’s knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that one report covering an aggregate of two transactions was filed late by Mr. Mark Flowers; one report covering one transaction was filed late by Mr. Robert Lally; four reports covering an aggregate of five transactions were filed late by Mr. L. James Marggraff; one report covering one transaction was filed late by Mr. Paul Rioux; and one report covering an aggregate of 11 transactions was filed late by Mr. Michael Wood.

REPORT OF THE AUDIT COMMITTEE(1)

The Audit Committee of the board of directors is responsible for providing independent, objective oversight of LeapFrog’s accounting functions and internal controls. The Audit Committee acts under a written charter first adopted and approved by the board of directors in May 2002.

The Audit Committee consists of three directors, each of whom are independent directors in accordance with the rules and regulations of the New York Stock Exchange.

The responsibilities of the Audit Committee include recommending to the board an accounting firm to be engaged as LeapFrog’s independent auditors and pre-approving any non-audit services provided by LeapFrog’s independent auditors. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with LeapFrog management, LeapFrog internal audit personnel, and the independent auditors regarding the following:

•	the plan for, and the independent auditors’ report on, each audit of LeapFrog’s consolidated financial statements;

•	LeapFrog’s financial disclosure documents, including all financial statements, and reports filed with the SEC or sent to stockholders;

•	changes in LeapFrog’s accounting practices, principles, controls or methodologies, or in LeapFrog’s financial statements;

•	significant developments in accounting rules;

•	the adequacy of LeapFrog’s internal accounting controls, and accounting, financial and auditing personnel; and

•	the establishment and maintenance of an environment at LeapFrog that promotes ethical behavior.

The Audit Committee is responsible for recommending to the board of directors that LeapFrog’s financial statements be included in LeapFrog’s annual report. The Audit Committee took a number of steps in making this recommendation for 2003. First, the Audit Committee discussed with Ernst & Young LLP, LeapFrog’s independent auditors for 2003, those matters Ernst & Young communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

Second, Ernst & Young provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young the firm’s independence.

Finally, the Audit Committee has reviewed and discussed the audited consolidated financial statements for 2003 with management and with the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Codification of Statements on Auditing Standards, United States Auditing Standards Section 380,” as amended by Statement on Auditing Standards No. 90 “Audit Committee Communications,” which includes, among other things:

•	methods used to account for significant unusual transactions;

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of LeapFrog under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

Based on the discussions with Ernst & Young concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors that these financial statements be included in LeapFrog’s 2003 annual report on Form 10-K filed with the SEC.

Audit Committee:

E. Stanton McKee (Chairman)
Jeffrey Berg
Stewart A. Resnick

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION(2)

The Compensation Committee of the board of directors is responsible for setting and administering the policies that govern executive compensation. The committee is composed of Dr. Munitz and Messrs. Berg and Resnick, each of whom is a non-employee director within the meaning of Section 16 of the Securities and Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, or the Code.

Compensation Philosophy

The Compensation Committee sets the salaries of the executive officers, establishes the annual executive and employee bonus plans, approves specific company-wide and individual executive performance objectives-and executive bonus payments, and makes stock option and equity compensation grants. The Compensation Committee ensures competitive alignment of executive compensation packages to enable LeapFrog to attract and retain high quality executive officers and other key employees, reward them for LeapFrog’s success and motivate them to enhance long-term stockholder value. Key elements of the philosophy are:

•	LeapFrog pays base salary that is competitive with levels in effect at companies in the San Francisco Bay Area with which the company competes for talent. We look at published compensation survey salary data for comparable companies similar in size and scope of operations and establish salary targets at the 50th percentile.

•	LeapFrog maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating results and to generate rewards that maintain total compensation at competitive levels.

•	LeapFrog provides sufficient equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the company’s business challenges and opportunities as owners and not just as employees.

Executive Compensation

Base Salary.    The Compensation Committee annually reviews each executive officer’s base salary, considering individual and company performance, levels of responsibility, past experience and skills and competitive pay practices.

Executive Bonuses.    The Executive Bonus Plan, an annual award plan, is a variable pay program for officers and vice presidents of LeapFrog to earn additional annual compensation. The actual incentive award earned depends on the extent to which LeapFrog and individual performance objectives are achieved. The Compensation Committee reviews and approves the target bonus opportunity and the annual performance objectives for the company and individual officers. In addition, certain executive officers have minimum incentive payments guaranteed in their employment agreements. In 2003, company performance objectives were based on the achievement of specified net sales and net income targets.

These net sales and net income targets were not achieved in 2003. The Chief Executive Officer evaluated each participant and recommended to our board of directors that no 2003 bonus payments be made to executives. Messrs. Wood, Kalinske, and Rioux waived their contractual right to their respective 2003 bonuses.

(2)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of LeapFrog under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Long-Term Incentives.    The Compensation Committee believes that equity-based compensation in the form of stock options and performance shares links the interests of the executive officers with the long-term interests of the stockholders and encourages officers to remain employed with LeapFrog.

Option grants made to executives from the 2002 Equity Incentive Plan typically have a four-year vesting period and are made at 100% of the fair market value at close of the market on the business day immediately preceding the date of grant. Executives receive value from these grants only if LeapFrog’s Class A common stock appreciates over the long-term. The size of option grants is determined by the Compensation Committee and is based on competitive practices at companies in the San Francisco Bay Area with which LeapFrog competes for talent, anticipated future contribution and ability to impact LeapFrog’s results, past performance and alignment within the employee’s peer group. At the discretion of the Compensation Committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with LeapFrog and to strive to increase the value of LeapFrog’s Class A common stock.

In the Spring of 2004, LeapFrog implemented a performance share program for senior executives. Under the performance share program, selected executives will receive grants of performance shares in amounts based on competitive grant practices and the executive’s level, past performance, and expected future contributions. The earn-out of the performance share grant is determined based on the company’s performance on a combination of business metrics and total stockholder return over a specified performance period. If the company outperforms targets and/or its peers on these measures, participating executives would receive their target share award or a higher multiple of the target share award based on the degree of performance. If the company underperforms against these performance metrics, the executive will receive either a below-target award or no award will be earned. Awards earned under the program, if any, will generally be vested and issued as shares at the end of a three-year period.

Together with the stock option program, the performance share program is intended to motivate and reward executives for outstanding company and individual performance that directly benefits the company’s stockholders. Going forward, the company intends to make ongoing grants of options and performance shares to executives in line with competitive grant practices. The gains ultimately received by executives will be dependent on the company’s performance and return to stockholders.

Chief Executive Officer Compensation

Mr. Wood was appointed our Chief Executive Officer as of April 2002. Pursuant to his employment agreement with us, the payment of his annual salary as our President and Chief Executive Officer of $265,000 was retroactive to January 1, 2002. Following the Compensation Committee’s review of his pay on July 1, 2003, Mr. Wood’s base salary was set at $281,200 through June 2004. The adjustment represented an annual merit increase in alignment with amounts given to other executives in the organization. Mr. Wood was also eligible to receive an annual incentive bonus of $135,000, of which one-half was not earned in 2003 and the other half was guaranteed but not paid out at the request of Mr. Wood. Mr. Wood’s compensation in 2003 was based on a number of factors, including his position as Chief Executive Officer, his pre-existing compensation, his overall commitment to LeapFrog and the growth of LeapFrog’s business.

In February 2004, Mr. Wood was appointed Chief Vision and Creative Officer, and Mr. Kalinske was appointed Chief Executive Officer and resigned as Chairman.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation exceeding $1 million paid to certain of a company’s executive officers. The limitation applies only to compensation that is not considered to be performance-based.

The Board of Directors is requesting stockholder approval of the amended 2002 Equity Incentive Plan in this proxy. Included in the amendments are certain provisions that will allow the company to qualify performance share grants as “performance-based” compensation under Section 162. In addition, grants of stock options will qualify, provided that such grants have exercise prices of no less than 100% of fair market value on the date of grant and do not exceed a calendar year limit for the executive officer that is set forth in the 2002 Equity Incentive Plan.

LeapFrog generally intends to grant stock options and performance shares to its executive officers in a manner that satisfies the requirements for qualified performance-based compensation to avoid any disallowance of deductions under Section 162(m).

Mr. Kalinske has a new total cash compensation package in 2004, associated with his job change to the role of Chief Executive Officer. While the target total cash compensation for Mr. Kalinske and the other covered officers does not exceed $1.0 million for any executive in 2004, the Committee believes it is appropriate for the company to retain the flexibility to pay actual total cash compensation above $1.0 million if warranted based on exceptional company and individual performance, and thus from time to time the company may pay compensation to covered officers that is not deductible.

Conclusion

Through the plans described above, a significant portion of LeapFrog’s compensation program and Mr. Wood’s compensation are contingent on company performance, and realization of benefits is closely linked to increases in long-term stockholder value. LeapFrog remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the LeapFrog’s business may result in highly variable compensation for a particular time period.

Compensation Committee:

Barry Munitz (Chairman)

Jeffrey Berg

Stewart Resnick

EXECUTIVE COMPENSATION

Summary Compensation Information

The following table shows for 2001, 2002 and 2003, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other four most highly compensated executive officers at December 31, 2003, also referred to as the “named executive officers”:

Summary Compensation Table

		Annual Compensation						Long-Term Compensation Awards
Securities Underlying Options
Name and Principal Positions	Year	Salary			Bonus
Michael C. Wood(1) Chief Vision and Creative Officer, Co-Vice Chairman and Director	2003 2002 2001	$ $ $	277,100 268,250 262,000		$ $	— 195,000 152,500	(2) (3)	— — —

Thomas J. Kalinske(1) Chief Executive Officer and Director	2003 2002 2001	$ $ $	269,000 265,000 265,000	(4) (4)	$	— 135,000 —	(5)	— 250,000

Paul A. Rioux(6) Co-Vice Chairman and Director	2003 2002 2001	$ $ $	374,000 437,041 485,000		$ $	— 135,000 137,100	(5) (3)	— 150,000 372,000

Timothy M. Bender President, Worldwide Consumer Group	2003 2002 2001	$ $ $	263,900 250,000 240,000		$ $	— 125,000 120,000	(5) (3)	— 50,000 50,000

James P. Curley Chief Financial Officer and Secretary	2003 2002 2001	$ $ $	258,125 250,000 20,833	(7)	$	— 125,000 —	(5)	— 250,000 —

(1)	Mr. Wood served as our Chief Executive Officer from March 2002 to February 2004. Mr. Kalinske became Chief Executive Officer in February 2004.
(2)	Includes a bonus amount of $135,000 earned in 2002 and paid in 2003, and a bonus amount of $60,000 related to the signing in April 2002 of Mr. Wood’s amended and restated employment agreement relating to his services as our Chief Executive Officer and President. For additional discussion of this agreement, see “Employment Agreements.”
(3)	Includes bonus amounts earned in 2000 and paid in 2001 and bonus amounts earned in 2001 and paid in either 2001 or 2002. Of these totals, the bonus amounts earned in 2001 were $92,500 by Mr. Wood, $122,100 by Mr. Rioux and $70,000 by Mr. Bender.
(4)	In 2001, Mr. Kalinske was paid by Knowledge Universe for services rendered to us and other Knowledge Universe affiliates. Although not specifically allocated at the time of Mr. Kalinske’s receipt of compensation, Knowledge Universe estimates that approximately $265,000 of the compensation paid to Mr. Kalinske in 2001 by Knowledge Universe is attributable to the services he provided to us. In April 2002, we entered into an employment agreement with Mr. Kalinske, pursuant to which we pay him $265,000 in annual salary. For additional discussion of this agreement, see “Employment Agreements.”
(5)	A bonus amount earned in 2002 and paid in 2003.
(6)	Mr. Rioux served as our acting Chief Operating Officer from October 2002 to August 2003.
(7)	Mr. Curley joined LeapFrog in December 2001.

Stock Option Grants And Exercises

We grant options to our executive officers under our 2002 Equity Incentive Plan, or Incentive Plan. As of April 8, 2004, options to purchase a total of 6,680,897 shares were outstanding under the Incentive Plan and options to purchase 2,787,859 shares remained available for grant under the plan. All stock options were granted at an exercise price equal to their fair market value on the date of grant.

The following tables show for the fiscal year ended December 31, 2003, certain information regarding options granted to, exercised by, and held at year-end by the named executive officers:

Option Grants in 2003

There were no stock options or stock appreciation rights granted to our named executive officers during the year ended December 31, 2003.

Aggregated Option Exercises in 2003 and Year-End Option Values

The following table sets forth the number of shares of Class A common stock subject to exercisable and unexercisable options held as of December 31, 2003 by each of the named executive officers.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael C. Wood	385,124	$9,363,513	539,804	275,072	$11,122,041	$5,672,239
Thomas J. Kalinske	145,000	$3,124,175	833	104,167	$11,687	$1,461,463
Paul A. Rioux	340,000	$8,347,050	131,999	50,001	$2,091,946	$701,514
Timothy M. Bender	160,000	$4,380,200	106,639	33,361	$2,108,445	$530,755
James P. Curley	55,000	$1,070,850	70,000	125,000	$1,157,100	$2,066,250

(1)	Based on the closing price of the Class A common stock on December 31, 2003 of $26.53 per share minus the option exercise price.

STOCK PRICE PERFORMANCE GRAPH(3)

The following graph shows the total stockholder return of an investment of $100 in cash for (i) LeapFrog’s Class A common stock, (ii) the Standards & Poor’s 500 Index and (iii) the Standards & Poor’s Consumer Discretionary Index, for the period beginning on July 25, 2002 (based on the closing price of LeapFrog’s Class A common stock on the date on which LeapFrog’s Class A common stock began trading on the New York Stock Exchange) through December 31, 2003.

(3)	This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of LeapFrog under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EMPLOYMENT AGREEMENTS

Michael C. Wood

In April 2002, we amended and restated an employment agreement, effective January 1, 2002, with Michael C. Wood, under which he agreed to serve as our President and Chief Executive Officer. Upon signing the agreement, Mr. Wood received a bonus payment of $60,000. The agreement expires in December 2005 and provides for an annual base salary of $265,000 and an annual bonus of up to an additional $135,000 through June 2004. Fifty percent of Mr. Wood’s annual bonus is guaranteed, and the remaining fifty percent is based on our performance. For 2003, Mr. Wood did not receive a performance bonus and he waived the guaranteed portion of his bonus. After June 2004, Mr. Wood’s compensation is subject to renegotiation. If we fail to agree on revised compensation, Mr. Wood’s compensation would be adjusted to an annual salary of $200,000, and he would only be required to devote a majority of his time to us. If we terminate Mr. Wood’s employment without cause, or if he terminates his employment for good reason, he is entitled to receive his base salary, bonus and benefits, and to continue vesting in his options, for 12 months following termination, with any options that would otherwise have remained unvested at the end of the 12-month period vesting in full at the end of the period. If such termination occurs after Mr. Wood’s salary has been reduced as described above, he would instead be entitled to receive a lump sum payment equal to his salary due through the date of termination and his options would fully vest. If we terminate Mr. Wood’s employment without cause during the 90 days prior to or 12 months following a change in control of our company, or if he terminates his employment for good reason during the same period, Mr. Wood is entitled to an amount equal to one hundred fifty percent of his base salary and bonus for the preceding year, and all of Mr. Wood’s unvested options would immediately vest; provided that Mr. Wood would not be so entitled if such termination occurs after his salary has been reduced as described above. All of Mr. Wood’s options will automatically vest upon a change in control of our company even if Mr. Wood’s employment is not terminated. If an excise tax is imposed on Mr. Wood as a result of the payments he were to receive in connection with a change in control of LeapFrog, we will pay Mr. Wood a gross-up payment equal to the excise tax and any other taxes to which Mr. Wood is subject. Pursuant to the terms of a stock option agreement entered into with Mr. Wood, the monthly vesting of stock options granted to Mr. Wood to purchase 800,000 shares of Class A common stock vest in options to purchase 16,666 shares of Class A common stock each month following our July 2002 initial public offering rather than 8,333 shares per month. Mr. Wood resigned as our Chief Executive Officer and became our Chief Vision and Creative Officer in February 2004, but the terms of his employment agreement remain in effect.

Thomas J. Kalinske

In April 2002, we entered into an employment agreement with Thomas J. Kalinske, under which he agreed to serve as our Chairman and to devote no less than eighty percent of his business time to us. The agreement expires in March 2005, and provides for an annual base salary of $265,000 and an annual bonus of up to an additional $135,000. Fifty percent of Mr. Kalinske’s annual bonus is guaranteed, and the remaining fifty percent is based on our performance. For 2003, Mr. Kalinske did not receive a performance bonus and he waived the guaranteed portion of his bonus. If we terminate Mr. Kalinske’s employment without cause, or if he terminates his employment for good reason, he is entitled to receive his base salary, bonus and benefits, and to continue vesting in his options, for 12 months following termination. If we terminate Mr. Kalinske’s employment without cause during the 90 days prior to or 12 months following a change in control of our company, or if he terminates his employment for good reason during the same period, Mr. Kalinske is entitled to an amount equal to one hundred fifty percent of his base salary and bonus for the preceding year and all of Mr. Kalinske’s unvested options would immediately vest. All of Mr. Kalinske’s options will automatically vest upon a change in control of our company even if Mr. Kalinske’s employment is not terminated. If an excise tax is imposed on Mr. Kalinske as a result of the payments he were to receive in connection with a change of control of LeapFrog, we will pay Mr. Kalinske a gross-up payment equal to the excise tax and any other taxes to which Mr. Kalinske is subject. In addition, pursuant to the agreement, Mr. Kalinske was granted an option to purchase 250,000 shares of our Class A common stock at an exercise price of $12.50 per share, which vest on a monthly basis from April 2002 through March 2005, and which are subject to other terms and conditions set forth in his accompanying stock option agreement. Mr. Kalinske became our Chief Executive Officer in February 2004 and we are in the process of amending and restating his employment agreement to reflect his new compensation package associated with this job change. As Chief Executive Officer, Mr. Kalinske will receive an annual base salary of $495,000 and an annual target bonus of 100% of his annual base salary.

Paul A. Rioux

Effective April 2002, we entered into an employment agreement with Paul Rioux, our Vice Chairman. The agreement provides for an annual base salary of $265,000 in 2002 and 2003 based on a four-day work week, and an annual base salary of $132,500 from January 2004 through March 2005 based on a two-day work week. Mr. Rioux will also receive compensation at a rate of $2,000 per day worked beyond the number of days he is required to work pursuant to his part-time schedule. In 2003 and 2002, Mr. Rioux received $105,000 and $200,250, respectively, for extra days worked. The agreement also provides for an annual bonus of $135,000 per year through December 2003, and $67,500 per year from January 2004 through March 2005. Seventy percent of Mr. Rioux’s annual bonus is guaranteed, and the remaining thirty percent is based on our performance. For 2003, Mr. Rioux did not receive a performance bonus and he waived the guaranteed portion of his bonus. In addition, Mr. Rioux was granted an option to purchase a total of 150,000 shares of our Class A common stock at an exercise price of $12.50 per share, which vest on a monthly basis starting January 2002, and which are subject to other terms and conditions set forth in his accompanying stock option agreements. Mr. Rioux’s employment under his agreement may be terminated by either of us at any time for any reason. However, if we terminate Mr. Rioux’s employment without cause, he is entitled to receive a termination fee equal to 12 months salary and bonus and his stock options will vest to the extent they would have vested, during the twelve-month period following the date of termination.

Timothy M. Bender

In November 2003, we amended and restated our employment agreement with Timothy Bender, our President of Worldwide Consumer Group. The agreement expires in March 2005, and provides for an annual base salary of $260,000 and an annual bonus of up to an additional $90,000, subject to increases as determined by our board of directors or its compensation committee. If we terminate Mr. Bender’s employment without cause, or if he terminates his employment for good reason, he is entitled to receive his base salary, bonus and benefits, and to continue vesting in his options, for 12 months following termination. If we terminate Mr. Bender’s employment without cause during the 90 days prior to or 12 months following a change in control of our company, or if he terminates his employment for good reason during the same period, Mr. Bender is entitled to an amount equal to one hundred fifty percent of his base salary and bonus for the preceding year and all of Mr. Bender’s unvested options would immediately vest. All of Mr. Bender’s options will automatically vest upon a change in control of our company even if Mr. Bender’s employment is not terminated.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In 2000, we extended loans to four of our current executive officers for the purpose of purchasing stock from us and paying associated expenses. The loans were evidenced by full recourse promissory notes bearing interest at an annual rate of 6.62% and were due on the earlier of (1) December 31, 2006 or (2) ten days following the later of an initial public offering or the expiration of the applicable lock-up period. The notes were secured by the shares of Class A common stock issued in exchange for the notes. The amount of these promissory notes exceeded the purchase price of the underlying stock by an amount necessary to cover the estimated income taxes payable by the executive officer in connection with the stock purchases. We received promissory notes from the following executive officers:

Name of Debtor	Date of Promissory Note	Shares of Class A Common Stock Held By Us As Security	Principal Amount of Note
Michael C. Wood	June 30, 2000	609,756	$1,756,097
Robert W. Lally	July 5, 2000	304,878	$878,049
Timothy M. Bender	July 6, 2000	152,440	$439,027
L. James Marggraff	August 1, 2000	235,285	$677,621

Each of these promissory notes was paid in full in January 2003.

In March 2001, we entered into an agreement with Knowledge Kids Network, Inc., in which Knowledge Kids Network agreed to develop content and provide technical services in connection with LeapPad interactive books. Sarina D. Simon, a member of our board of directors, is Chief Executive Officer of Knowledge Kids Network. In 2003, we paid Knowledge Kids Network an aggregate sum of $122,000 in fees and costs under this agreement. We had no accounts payable to Knowledge Kids Network at December 31, 2003.

Since September 1997, we have participated in health and welfare plans established by Knowledge Universe and administered by Affinity Squared, Inc., which is an affiliate of Knowledge Universe. Knowledge Universe is jointly controlled by Lawrence J. Ellison, Michael R. Milken and Lowell J. Milken, who each own of record or beneficially more than five percent of our voting securities. In 2003, we paid $201,000 to Affinity Squared in fees and costs.

Since 1998, we and certain other Knowledge Universe affiliates have filed combined state income tax returns in California and other states in which we have been deemed to constitute a “unitary” group of taxpayers under applicable state laws. Accordingly, we have not filed separate income tax returns or paid income taxes in those states, and those functions have been performed by another Knowledge Universe affiliate on behalf of all members of the group. In July 2002, we entered into a tax sharing agreement with Knowledge Universe, Inc., a Knowledge Universe affiliate, formalizing this arrangement. Under the agreement, Knowledge Universe, Inc. agreed to prepare and file combined income tax returns in the relevant states and to pay any income taxes the group may owe to such states, and we agreed to pay Knowledge Universe, Inc. a cash amount equal to what our income tax liability to the relevant states, reduced to reflect the lost tax benefit, if any, for state taxes paid on our federal tax return, would have been if we had been a stand-alone taxpayer. In 2003, we made payments to Knowledge Universe, Inc. totaling $3,590,000 pursuant to the tax sharing agreement for the 2002, 2001 and prior tax years. The liabilities computed under the tax sharing agreement were $0 in 2003, $2.7 million in 2002 and $79,000 in 2001. In March 2004, Knowledge Universe notified us that as of April 2003, we were no longer a “unitary” group of taxpayers due to Knowledge Universe no longer having voting control over us as of April 2003. We will be included in the combined state income tax returns filed by Knowledge Universe through April 2003. For all subsequent periods we will be filing our own state income tax returns.

The law firm of Maron & Sandler served as our primary outside general counsel from August 1997 through July 2002 and they continue to provide legal services to us. Maron & Sandler is also the transfer agent for our Class B common stock. Stanley E. Maron, our assistant secretary and a member of our board of directors, is a partner of Maron & Sandler. In 2003, we paid Maron & Sandler $6,000 for legal services rendered to us.

In March 2001, we sold 2,000,000 shares of our Series A preferred stock for aggregate consideration of $25 million to CSC LF Holdings, LLC, Publishing and Broadcasting International Ltd. and Windsor Digital Studio LLC. In connection with this sale, we entered into an Amended and Restated Stockholders Agreement with these purchasers, Knowledge Kids, L.L.C., an affiliate of Knowledge Universe, FrogPond, Michael C. Wood and Explore Technologies, a holder of our Class A common stock. In May 2003, the agreement was amended and restated to delete provisions that terminated as a result of our initial public offering and subsequent trading results of our Class A common stock, to clarify the transfer provisions set forth in the agreement and to accept and acknowledge the distribution of shares by certain stockholders that are a party to the agreement. Explore Holdings LLC and FrogPond LLC are not parties to this Fourth Amended and Restated Stockholders Agreement as neither entity held any of our common stock as of the date of the amended and restated agreement.

For the year ending December 31, 2003, we purchased software products and support services from Oracle Corporation totaling $569,000. Lawrence J. Ellison, the Chairman and Chief Executive Officer of Oracle Corporation, may be deemed to have or share the power to direct the voting and disposition, and therefore to have beneficial ownership, of a majority of the voting power of our common stock. For a more complete discussion of Mr. Ellison’s beneficial ownership of our common stock, see “Security Ownership of Certain Beneficial Owners and Management.” Jeffrey Berg, a member of our board of directors, serves on the board of directors of Oracle Corporation.

We believe that our board of directors will take such action as is necessary to comply with applicable corporate law in connection with any transactions with affiliates, including in appropriate cases obtaining approval by our independent directors.

PROPOSAL 2

AMENDMENT OF 2002 EQUITY INCENTIVE PLAN

LeapFrog’s board of directors adopted on May 24, 2002 our 2002 Equity Incentive Plan, or Equity Plan, which was approved by our stockholders on July 19, 2002. A total of 16,500,000 shares of our Class A common stock were reserved for issuance under the Equity Plan. In April 2004, the Compensation Committee of our board of directors approved an amendment to our Equity Plan to increase the aggregate number of shares of our Class A common stock authorized for issuance under the Equity Plan by 2,500,000 shares and to allow for performance-based stock awards to be granted under the Equity Plan. We are seeking stockholder approval of the amendment to the Equity Plan approved by the Compensation Committee of our board of directors in April 2004. The amendment to the Equity Plan approved by the Compensation Committee in April 2004 increases the total number of shares of our Class A common stock reserved for issuance under the Equity Plan from 16,500,000 to 19,000,000 and provides a mechanism for the Compensation Committee to grant performance-based stock awards. As of April 8, 2004, options (net of canceled or expired options) covering 6,680,896 shares of our Class A common stock had been granted pursuant to the Equity Plan, and 2,787,859 shares of Class A common stock (plus any shares that might in the future be returned to the Equity Plan as a result of reacquisition of unvested options, or as a result of cancellations or expirations) remained available for future grant under the Equity Plan.

In the event that this proposal is not approved by the stockholders at our 2004 annual meeting of stockholders, the Equity Plan will remain in full force and effect, but we will not grant any stock awards to our “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code.

A general description of the Equity Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Equity Plan, a copy of which is attached as Appendix A, which reflects the amendments to the Equity Plan approved by our Compensation Committee in April 2004.

DESCRIPTION OF EQUITY PLAN

The purpose of the Equity Plan is to enable LeapFrog to attract and retain talented employees, key consultants and directors by providing an incentive to such individuals through equity participation in LeapFrog, and by rewarding employees, key consultants and directors who contribute to the achievement of LeapFrog’s long-term economic objectives.

The Equity Plan automatically will terminate ten years after its adoption, unless it is terminated earlier by the board of directors.

Eligibility.    The Equity Plan provides for the following types of stock awards to the following persons:

•	Incentive stock options, as defined under the Internal Revenue Code of 1986, as amended (the “Code”), which may be granted solely to employees (including officers); and

•	Nonstatutory stock options, restricted stock awards and stock bonus awards, all of which may be granted to employees (including officers), directors and consultants.

As of April 8, 2004, we had approximately 890 employees eligible to participate in the Equity Plan.

Administration.    Pursuant to the terms of the Equity Plan, the board of directors has delegated administration of the Equity Plan to the Compensation Committee of the board of directors (the “Committee”); provided, however, that in the case of stock awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, or that are made to persons who are subject to Section 16 of the Exchange Act, the Committee will consist, respectively, solely of two or more “outside directors” within the meaning of Section 162(m) of the Code and solely of two or more “non-employee directors” within the meaning of Section 16 of the Exchange Act. Subject to the terms of the Equity Plan, the Committee determines recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Committee will also determine the exercise price of options granted and the purchase price for rights to purchase restricted stock. In granting a performance-based stock award, the Committee will set a period of time, or a Performance Period, which will generally be three years long, over which the attainment of one or more goals, or Performance Goals, will be measured for the purpose of determining whether the award recipient has a vested right in or to such stock award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a Performance Period), the Committee will establish the Performance Goals, based upon one or more pre-established criteria, or Performance Criteria, enumerated in the Equity Plan. As soon as administratively practicable following the end of the Performance Period, the Committee will certify (in writing) whether the Performance Goal has been satisfied. As used herein with respect to the Equity Plan, the “board of directors” refers to any committee to which the board of directors delegates administration of the Equity Plan (and, if applicable, such a subcommittee) as well as to the board of directors itself.

Stock Subject to the Equity Plan.    Subject to this proposal, the maximum number of shares of Class A common stock available for issuance under the Equity Plan is 19,000,000, except as described below under “Adjustment Upon Changes in Stock,” and the maximum number of shares of Class A common stock that may be awarded pursuant to incentive stock options is 19,000,000. Within this overall maximum number, no more than 4,500,00 shares of Class A common stock may be issued pursuant to stock awards other than options. In addition, no person may be granted awards under the Equity Plan covering more than 2,000,000 shares of Class A common stock in any calendar year. If an award granted under the Equity Plan expires or otherwise terminates without having been exercised in full, the shares of Class A common stock subject to such awards will again become available for issuance under the Equity Plan. If any shares issued pursuant to a stock award under the Equity Plan are forfeited back to or repurchased by LeapFrog, the forfeited or reacquired stock will again become available for reissuance under the Equity Plan. Shares issued under the Equity Plan may be previously unissued shares or reacquired shares bought on the market or otherwise

Stock Options.    Stock options are granted pursuant to stock option agreements. The exercise price of incentive stock options must be at least 100% of the fair market value of the Class A common stock on the date of the grant and, in some cases, at least 110% of such fair market value, as described below. The exercise price of nonstatutory stock options must be at least 50% of the fair market value of the Class A common stock on the grant date (except for any nonstatutory stock option that is issued in exchange for a stock appreciation right under our Employee Equity Participation Plan). However, the exercise price for any option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code cannot be less than 100% of the fair market value of the Class A common stock on the date of grant.

Options granted under the Equity Plan vest at the rate and under the terms and conditions specified in the option agreement. A stock option may provide for an early exercise feature pursuant to which the option may be exercised prior to full vesting, resulting in unvested shares of Class A common stock being subject to repurchase by us in the event of the optionee’s cessation of service prior to the vesting of the shares.

In general, stock options granted under the Equity Plan may not be exercised after the expiration of ten years from the date of grant. If an optionee’s relationship with us, or any affiliate of ours, terminates for any reason other than disability or death, the optionee may exercise his or her option (to the extent that such option was vested at the time of termination), but only within the period of time ending on the earlier of (i) 3 months following such termination (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of the option as set forth in the option agreement. If an optionee’s relationship with us, or any affiliate of ours, terminates due to disability, the optionee may exercise his or her option (to the extent that such option was vested at the time of termination), but only within the period ending on the earlier of (i) 6 months following such termination (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of such option as set forth in the option agreement. In the event an optionee’s relationship with us, or any affiliate of ours, terminates as a result of the optionee’s death or the optionee dies within a specified period after termination of service, the optionee (or such optionee’s estate, heirs or beneficiaries) may exercise his or her option (to the extent that such option was vested at the time of death), but only within the period ending on the earlier of (i) 6 months following the optionee’s death (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of the option as set forth in the option agreement. If an option is not exercised within the time specified in the option agreement, such option terminates.

Class A common stock issued pursuant to stock options granted under the Equity Plan may be paid for in cash or, if provided in the stock option agreement at the discretion of the board of directors, in shares of Class A common stock previously owned by the optionee, pursuant to a deferred payment arrangement, pursuant to a “cashless” exercise program, or in other legal consideration approved by the board of directors.

Generally, an optionee may not transfer a stock option other than by will or the laws of descent and distribution unless the optionee holds a nonstatutory stock option and the terms of the stock option agreement provide otherwise. However, an optionee may designate a beneficiary who may exercise the option following the optionee’s death.

Tax Limitations on Incentive Stock Option Grants.    Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our Class A common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power of LeapFrog or any affiliate unless the following conditions are satisfied:

•	The option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	The term of the incentive stock option award does not exceed five years from the date of grant.

Stock Bonus Awards.    Stock bonus awards are granted pursuant to stock bonus agreements.

Shares awarded under a stock bonus award may be subject to repurchase by us in accordance with a vesting schedule to be determined by the board of directors. The grant or vesting of Stock Awards may also be subject to Performance Goals to be determined by the Committee, based on a service condition or on one or more of the following Performance Criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total stockholder return; (vi) return on equity; (vii) return on assets; (viii) return on investment; (ix) return on capital employed; (x) operating margin (xi) gross margin; (xii) operating income; (xiii) net income; (xiv) net operating income; (xv) net operating income after tax; (xvi) pre- and after-tax income; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) net sales; (xx) net sales growth; (xxi) expenses; (xxii) improvement in or attainment of expense levels; (xxiii) improvement in or attainment of working capital levels; (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) economic value added (or an equivalent metric); (xxiii) share price performance; (xxix) debt reduction; and (xxx) other measures of performance selected by the Committee.

In the event a stock bonus award recipient’s relationship with us, or any affiliate of ours, terminates, we may reacquire any of the shares subject to such award that are unvested as of the date of such termination.

A stock bonus award may be awarded in consideration for past services rendered to us or any affiliate of ours.

Rights to acquire shares under a stock bonus award may be transferable only to the extent provided in a stock bonus agreement.

Restricted Stock Awards.    Restricted stock awards are granted pursuant to restricted stock agreements. The purchase price of a restricted stock award cannot be less than 50% of the fair market value of the Class A common stock on the date of grant or at the time the purchase is made.

Shares awarded under a restricted stock award may be subject to repurchase by us in accordance with a vesting schedule to be determined by the board of directors.

In the event a restricted stock award recipient’s relationship with us, or any affiliate of ours, terminates, we may repurchase or reacquire any of the shares subject to such award that are unvested as of the date of such termination.

Class A common stock acquired pursuant to a restricted stock award may be paid for in cash or, if provided in the restricted stock agreement at the discretion of the board of directors, pursuant to a deferred payment arrangement or in other legal consideration approved by the board of directors.

Rights to acquire shares under a restricted stock award may be transferable only to the extent provided in a restricted stock award agreement.

Acceleration of Awards.    The administrator has the power to accelerate the vesting of a stock award notwithstanding the vesting schedule or terms relating to the exercisability contained in a stock option agreement.

Adjustments upon Changes in Stock.    If any change is made in the Class A common stock subject to the Equity Plan or subject to any stock award without receipt of consideration by LeapFrog (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the Equity Plan, the maximum annual award limit applicable under the Equity Plan and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards will be appropriately adjusted.

Corporate Transactions.    In the event of a Corporate Transaction (as defined in the Equity Plan), any surviving or acquiring corporation may assume or continue any stock awards outstanding under the Equity Plan or may substitute similar awards for those outstanding under the Equity Plan. In the event a surviving or acquiring corporation does not assume or continue such stock awards or substitute similar awards, then, unless otherwise provided by the board of directors, any outstanding stock awards that have not been assumed or substituted may be exercised (to the extent vested) prior to the effective time of such corporate transaction, and any such stock awards will terminate if not exercised prior to the effective time of such corporate transaction.

Changes in Control.    In the event of a Change in Control (as defined in the Equity Plan), an outstanding stock award held by a recipient whose relationship with us, or any affiliate of ours, has not terminated may be subject to additional acceleration of vesting and exercisability upon of after such Change in Control to the extent provided in a stock award agreement or any other written agreement between the recipient and us or an affiliate. In the absence of such provision, however, no such acceleration will occur.

Amendments to the Equity Plan.    The board of directors has the authority to amend the Equity Plan, so long as such action does not impair any stock award previously granted under the Equity Plan, unless consented to in writing by the holder of such award. In addition, no amendment will be effective unless approved by our stockholders where such amendment requires stockholder approval under applicable law or stock exchange requirements. The board of directors may in its sole discretion submit any other amendment to the Equity Plan for stockholder approval.

Termination or Suspension of the Equity Plan.    The board of directors may suspend or terminate the Equity Plan at any time. No stock awards may be granted under the Equity Plan while the Equity Plan is suspended or after it is terminated.

Federal Income Tax Consequences of the Equity Plan.

Options.    There are no federal income tax consequences to the optionee or us by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the fair market value of our Class A common stock on the date of exercise over the option exercise price. With respect to employees, we are generally required to withhold an amount based on the ordinary income recognized. Generally, we will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who are subject to Section 16(b) of the Exchange Act.

Incentive stock options granted under the Equity Plan are intended to qualify for favorable tax treatment under Section 422 of the Code. There generally are no federal income tax consequences to the optionee or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee’s alternative minimum tax liability, if any. If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the option grant date and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the exercise date over the exercise price, or (ii) the optionee’s actual gain, if any, on the purchase and sale. The optionee’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Stock Bonus and Restricted Stock Awards.    There are no tax consequences to the recipient or us by reason of the grant of a stock bonus or restricted stock award. Upon receipt of the stock pursuant to such award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the restrictions lapse, unless the recipient elects to be taxed on receipt of the stock by filing a Section 83(b) election. With respect to employees, we are generally required to withhold an amount based on the ordinary income recognized. Generally, we will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Certain different rules may apply to recipients who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock awards granted in the future under the Equity Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified performance-based compensation, are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to options will qualify as performance-based compensation if the award is granted by a committee comprised solely of outside directors, the plan specifies the class of employees eligible to receive such awards and contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the eligible employee class and the per-employee limitation are approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant.

Options with exercise prices of less than fair market value on the grant date, stock bonus awards and restricted stock awards will qualify as performance-based compensation under the Treasury Regulations issued under Section 162(m) only if (i) the award is granted by a committee comprised solely of outside directors, (ii) the award is granted or becomes vested (or exercisable) only upon the achievement of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, (iii) the committee certifies in writing prior to the granting or vesting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting or vesting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

NEW PLAN BENEFITS

The following table presents the benefits to be received as of April 21, 2004, by our Chief Executive Officer, our named executive officers, our executive officers who are not named executive officers, as a group, and our employees, including all current officers who are not executive officers, as a group, assuming the amendments to the Equity Plan contemplated by this Proposal 2 are approved by our stockholders. The performance grants set forth in the right-hand column of the table below are for the 2004 through 2006 performance period and represent the number of shares of our Class A common stock that will be issued if exactly 100% of the target performance metrics, as determined by the Compensation Committee of our board of directors, are met. If a threshold level of the performance metrics are met or if the target performance metrics are exceeded, then between 25% and 200% of the shares set forth in the right-hand column of the table below would be awarded. If this Proposal 2 is not approved by our stockholders, we will not grant the performance grants set forth in the right-hand column of the table below to our “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code, but we will grant the options set forth in the table.

Name and Principal Positions	Number of Shares of Class A Common Stock Underlying Options	Number of Shares of Class A Common Stock Underlying Performance Grants
Michael C. Wood(1) Chief Vision and Creative Officer, Co-Vice Chairman and Director	—	—

Thomas J. Kalinske(1) Chief Executive Officer and Director	190,000	95,600

Paul A. Rioux Co-Vice Chairman and Director	—	—

Timothy M. Bender President, Worldwide Consumer Group	84,000	43,000

James P. Curley Chief Financial Officer and Secretary	42,000	22,000

Executive Group (six persons)	287,000	166,000
Non-Executive Officer Employee Group	500,000	75,000

(1)	Mr. Wood served as our Chief Executive Officer from March 2002 to February 2004. Mr. Kalinske became Chief Executive Officer in February 2004.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows certain information concerning our Class A common stock to be issued in connection with our Equity Plan and our Director Plan as of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,469,031	$11.84	5,920,765	(1)
Equity compensation plans not approved by security holders	0	$0.00	0

TOTAL	6,469,031	$11.84	5,920,765

(1)	Includes 1,844,068 shares reserved for issuance under our 2002 Employee Stock Purchase Plan.

The Board of Directors Recommends

a Vote in Favor of Proposal Two.

PROPOSAL THREE

AMENDMENT OF 2002 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

LeapFrog’s 2002 Non-Employee Directors’ Stock Option Plan, or Director Plan, was initially adopted by our board of directors on July 2, 2002 and approved by the stockholders on July 19, 2002. The Compensation Committee of our board of directors has approved an amendment to the Director Plan. In the event that this proposal is not approved by the stockholders at our 2004 annual meeting of stockholders, the proposed amendment to the Director Plan will not be effected and the Director Plan will remain in full force and effect.

The following summary description of the proposed amendment and the Director Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the Director Plan that is attached to this proxy statement as Appendix B including all changes that this proposal would effect if approved by our stockholders at the annual meeting.

The Director Plan currently grants to non-employee directors an initial grant of 25,000 shares of our Class A common stock and annual grants of 10,000 shares of our Class A common stock, with no distinction for a non-employee director who is appointed or elected Chairman of our board of directors. The proposed amendment to the Director Plan would also increase the number of shares underlying options granted to non-employee directors such that a non-employee director would receive an initial grant of 30,000 shares of our Class A common stock and an annual grant of 15,000 shares of our Class A common stock, and a non-employee director who holds the position of Chairman of our board of directors at the time of the annual grant will receive an annual grant of 25,000 shares in lieu of an annual grant of 15,000 shares.

This amendment is being proposed in order to reflect among other things the increased responsibilities and duties of our board of directors, and in particular the Chairman of our board, as a result of the rules and regulations promulgated under the Sarbanes-Oxley Act and the listing standards adopted by the NYSE in November 2003, and the need for the company to attract and retain new members of the board of directors.

DESCRIPTION OF DIRECTOR PLAN

The purpose of the Director Plan is to promote the long-term growth and financial success of LeapFrog. The Director Plan is intended to secure for LeapFrog and it stockholders the benefits of long-term incentives inherent in increased common stock ownership by members of the board who are not employees of LeapFrog. It is intended that the Director Plan will induce and encourage highly experienced and qualified individuals to serve on our board and assist LeapFrog in promoting a greater identity of interest between non-employee directors and the stockholders of LeapFrog.

General.    Our Director Plan provides for the automatic grant of options to purchase shares of Class A common stock to our seven non-employee directors. The aggregate number of shares of Class A common stock that may be issued pursuant to options granted under the Director Plan is 750,000 shares. Shares subject to stock options that have expired or otherwise terminated (or stock that has not become fully vested in the case of any early exercise of options) under the Director Plan without having been exercised in full (or vested with respect to options that have been exercised early) again become available for the grant of stock options under the Director Plan. Shares issued under the Director Plan may be previously unissued shares or reacquired shares bought on the market or otherwise. As of April 8, 2004, options (net of canceled or expired options) covering 235,000 shares of Class A common stock had been granted pursuant to the Director Plan, and 515,000 shares of Class A common stock (plus any shares that might in the future be returned to the Director Plan as a result of reacquisition of unvested options, or as a result of cancellations or expirations) remained available for future grant under the Director Plan.

Administration.    The board of directors will administer the Director Plan. The board of directors has the power to construe and interpret the Director Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration.

Automatic Grants.    Pursuant to the terms of the Director Plan, on July 2, 2002, each non-employee director automatically was granted an option to purchase 25,000 shares of Class A common stock, the Initial Grant. Any individual who becomes a non-employee director after July 2, 2002 automatically will be granted the Initial Grant upon being elected to the board of directors. The Director Plan, as amended, provides that non-employee directors will receive an initial grant of 30,000 shares of our Class A common stock, a [5,000] share increase over the amount set forth in the Director Plan when it was initially approved by our stockholders.

Any individual who is a non-employee director on July 1, 2004 and any individual who becomes a non-employee director thereafter automatically will be granted an option to purchase 10,000 shares of Class A common stock, the Annual Grant, on such date (or on a subsequent July 1, if the individual becomes a non-employee director after this date) and on each anniversary thereafter during his or her service as a non-employee director. The number of shares covered by the Annual Grant will be reduced, on a pro rata basis, for each month an individual did not serve as a non-employee director during the preceding 12-month period. The Director Plan, as amended, (a) increases the amount of shares of Class A common stock covered by the Annual Grant to 15,000 shares, a 5,000 share increase over the amount set forth in the Director Plan when it was initially approved by our stockholder, and (b) provides that if a non-employee director is also Chairman of our board at the time of the Annual Grant, such non-employee director will instead receive an Annual Grant to purchase 25,000 shares of our Class A common stock.

Initial and Annual Grants vest in monthly installments over a three-year period from the date of grant.

An option granted to a non-employee director may provide for an early exercise feature pursuant to which the option may be exercised prior to full vesting, resulting in unvested shares of Class A common stock being subject to repurchase by us in the event of the non-employee director’s cessation of service prior to the vesting of the shares.

The exercise price of the options granted under the Director Plan will be equal to the fair market value of the Class A common stock on the date of grant. Class A common stock issued pursuant to options granted under the Director Plan may be paid for in cash, in shares of Class A common stock previously owned by the optionee or pursuant to a “cashless” exercise program.

No option granted under the Director Plan may be exercised after the expiration of 10 years from the date it was granted. Options granted under the Director Plan are not transferable other than by will or by the laws of descent and distribution and are exercisable during the life of the optionee only by the optionee, unless otherwise provided by the board of directors. However, an optionee may designate a beneficiary who may exercise the option following the optionee’s death. An optionee whose service relationship with LeapFrog or a subsidiary (whether as a non-employee director of LeapFrog or subsequently as an employee, director or consultant of either LeapFrog or a subsidiary) ceases for any reason may exercise vested options for the term provided in the option agreement (three months generally, six months if the service relationship ends on account of disability or death).

Adjustments to the Director Plan.    If any change is made in the Class A common stock subject to the Director Plan or subject to any option without receipt of consideration by LeapFrog (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the Director Plan, the options automatically granted under the Director Plan, and the class(es) and number of shares and price per share of stock subject to outstanding options will be appropriately adjusted.

Change in Control.    If the service of a non-employee director is terminated within 12 months following a Change in Control (as defined in the Director Plan), the unvested portion of the non-employee director’s option automatically will become fully vested and immediately exercisable, unless the termination was a result of the non-employee director’s resignation (other than any resignation contemplated by the terms of the Change in Control or required by us or the acquiring entity pursuant to the Change in Control). However, in the event that the vesting acceleration of an option granted to a non-employee director results in the imposition of the “golden parachute” excise tax under Section 4999 of the Internal Revenue Code, then the “golden parachute” payment will be reduced to the extent necessary to avoid the imposition of the excise tax, but only if the reduction in vesting acceleration would result in a greater total payment for the non-employee director taking into account all applicable taxes, including the excise tax.

Amendments to the Director Plan.    The board of directors has the authority to amend the Director Plan, so long as such action does not impair any option previously granted under the Director Plan, unless consented to in writing by the optionee. In addition, no amendment will be effective unless approved by our stockholders where such amendment requires stockholder approval under applicable law or stock exchange requirements. The board of directors may in its sole discretion submit any other amendment to the Director Plan for stockholder approval.

Termination or Suspension of the Director Plan.    The board of directors may suspend or terminate the Director Plan at any time. No options may be granted under the Director Plan while the Director Plan is suspended or after it is terminated.

Federal Income Tax Consequences of the Director Plan.    Options granted under the Director Plan are nonstatutory options. There are no federal income tax consequences to the optionee or us by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the fair market value of our Class A common stock on the date of exercise over the option exercise price. With respect to employees, we are generally required to withhold an amount based on the ordinary income recognized. Generally, we will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than 1 year. Slightly different rules may apply to optionees who are subject to Section 16(b) of the Exchange Act.

NEW PLAN BENEFITS

The following table presents the annual grants to be received by our non-employee directors in July 2004, assuming the amendments to the Director Plan contemplated by this Proposal 3 are approved by our stockholders. If this Proposal 3 is not approved by our stockholders, our non-employee directors will be entitled to the benefits set forth in our original Director Plan.

Name and Position	Number of Shares of Class A Common Stock Underlying Options
Steven B. Fink (Chairman)	25,000
Jeffery Berg	15,000
Barry Munitz	15,000
Stanley Maron	15,000
E. Stanton McKee	15,000
Stewart Resnick	15,000

Equity Compensation Plan Information

For certain information concerning our Class A common stock to be issued in connection with our Equity Plan and our Director Plan as of December 31, 2003, see “Equity Compensation Plan Information” in Proposal 2 above.

The Board of Directors Recommends

a Vote in Favor of Proposal Three.

PROPOSAL FOUR

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the board of directors has selected Ernst & Young LLP as LeapFrog’s independent auditors for the fiscal year ending December 31, 2004, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Ernst & Young has audited LeapFrog’s consolidated financial statements since September 1997. Representatives of Ernst & Young are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither LeapFrog’s bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as LeapFrog’s independent auditors. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of LeapFrog and its stockholders.

The affirmative vote of the majority of the votes represented by the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Auditor Fee Information

The following table represents aggregate fees billed to LeapFrog for fiscal years ended December 31, 2003 and 2002, by Ernst & Young, our principal accountant. Certain amounts from fiscal 2002 have been reclassified to conform to new presentation requirements.

	Fiscal Year Ended (in thousands)
	2003	2002
Audit Fees	$680	$1,444
Audit-related Fees	24	20
Tax Fees	1,502	328
All Other Fees	—	—

Total Fees	$2,206	$1,792

All fees described above were approved by the Audit Committee.

Audit Fees

The aggregate fees billed by Ernst & Young for financial audit services totaled $0.7 million in 2003 and $1.4 million in 2002. The above amounts include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q and statutory audits required internationally. The amount in 2002 includes $0.9 million related to services in connection with our initial public offering in July 2002.

Audit-Related Fees

The aggregate fees billed by Ernst & Young for audit-related services totaled $24,000 in 2003 and $20,000 in 2002, which consisted of fees for accounting consultations.

Tax Fees

The aggregate fees billed by Ernst & Young for tax services, consisting of tax compliance, tax advice and tax planning, totaled $1.5 million in 2003 and $0.3 million in 2002.

All Other Fees

There were no other fees paid to our independent auditor in 2003 and 2002.

Delegation of Authority for Pre-Approval of Audit and Non-Audit Services

Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee has delegated to Mr. McKee the authority to grant pre-approvals of audit and non-audit services to be provided by Ernst & Young, LeapFrog’s independent auditors. All such pre-approvals are required to be reported at the Audit Committee’s regularly scheduled meetings.

The Board of Directors Recommends

A Vote in Favor of Proposal Four.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are LeapFrog stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or you submit contrary instructions. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may: (1) notify your broker; (2) direct your written request to our Director of Investor Relations, 6401 Hollis Street, Suite 150, Emeryville, California 94608 or to ir@leapfrog.com or (3) contact our Director of Investor Relations at 510-420-5150. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Leapfrog will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

James P. Curley

Chief Financial Officer, Secretary and Treasurer

April 28, 2004

APPENDIX A

LeapFrog Enterprises, Inc.

2002 Equity Incentive Plan

Adopted: May 24, 2002

Approved By Stockholders: July 19, 2002

Amended and Restated: April 20, 2004

Amendment and Restatement Approved by Stockholders:             , 2004

Termination Date: May 23, 2012

1.    Purposes.

(a) Eligible Stock Award Recipients.    The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates; provided, however, that notwithstanding the foregoing, the Employees, Directors and Consultants of a Parent shall not be eligible to receive any Stock Awards under the Plan.

(b) Available Stock Awards.    The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Class A Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

(c) General Purpose.    The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(d) Establishment.    This Plan is a complete amendment and restatement of the Company’s Stock Option Plan that was previously adopted effective September 25, 1997. Any Stock Awards granted prior to the effective date of this amended and restated Plan shall be governed by the terms of the Plan as in effect at the time such Stock Awards were granted. The Company shall submit this amended and restated Plan for stockholder approval and shall also seek stockholder approval to extend the term of the Plan to the day before the tenth (10th) anniversary of the date the amended and restated Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier, unless sooner terminated by the Board.

2.    Definitions.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events after the date the Company’s Class A Common Stock is first offered to the public under a registration statement declared effective under the Securities Act:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, and as a result of which the operations of the Company are no longer being conducted; or

(iv) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(e) “Class A Common Stock” means the Class A common stock of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(h) “Company” means LeapFrog Enterprises, Inc., a Delaware corporation.

(i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Class A Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(m) “Director” means a member of the Board of Directors of the Company.

(n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(o) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(p) “Entity” means a corporation, partnership or other entity.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(s) “Fair Market Value” means, as of any date, the value of the Class A Common Stock determined as follows:

(i) If the Class A Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Class A Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Class A Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Class A Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(aa) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax-qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(bb) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(cc) “Parent” means any parent corporation of the Company, whether now or hereafter existing, as such term is defined in Section 424(e) of the Code.

(dd) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ee) “Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total shareholder return; (vi) return on equity; (vii) return on assets; (viii) return on investment; (ix) return on capital employed; (x) operating margin (xi) gross margin; (xii) operating income; (xiii) net income; (xiv) net operating income; (xv) net operating income after tax; (xvi) pre- and after-tax income; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) revenue; (xx) revenue growth; (xxi) expenses; (xxii) improvement in or attainment of expense levels; (xxiii) improvement in or attainment of working capital levels; (xxiv) economic value added; (xxv) market share; (xxvi) cash flow; (xxvii) cash flow per share; (xxviii) economic value added (or an equivalent metric); (xxix) share price performance; (xxx) debt reduction; and (xxxi) other measures of performance selected by the Committee. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. The Committee shall, within the time period required by Section 162(m) of the Code (generally, the first 90 days of the Performance Period), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(ff) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the time period permitted by Section 162(m) of the Code (generally, prior to the 90th day of a Performance Period), or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Committee is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends. In addition, with respect to Performance Goals established for Participants who are not Covered Employees, and who will not be Covered Employees at the time the compensation will be paid, the Committee is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude change rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects to any statutory adjustments to corporate tax rates; (v) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

(gg) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

(hh) “Plan” means this amended and restated LeapFrog Enterprises, Inc. 2002 Equity Incentive Plan.

(ii) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(jj) “Securities Act” means the Securities Act of 1933, as amended.

(kk) “Stock Award” means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

(ll) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(mm) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(nn) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.    Administration.

(a) Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b) Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Class A Common Stock pursuant to a Stock Award; and the number of shares of Class A Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 12.

(iv) To terminate or suspend the Plan as provided in Section 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General.    The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Section 162(m) and Rule 16b-3 Compliance.    In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Effect of Board’s Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.    Shares Subject to the Plan.

(a) Share Reserve.    Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Class A Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Nineteen Million (19,000,000) shares of Class A Common Stock; provided that no more than Four Million Seven Hundred Fifty Thousand (4,750,000) shares of Class A Common Stock may be issued pursuant to Stock Awards other than Options.

(b) Reversion of Shares to the Share Reserve.    If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Class A Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company because of or in connection with the failure to meet a contingency or condition required to vest such shares in the Participant, the shares of Class A Common Stock not acquired, forfeited or repurchased under such Stock Award shall revert to and again become available for issuance under the Plan; provided, however, that subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Class A Common Stock that may be issued as Incentive Stock Options shall be Nineteen Million (19,000,000) shares of Class A Common Stock.

(c) Source of Shares.    The shares of Class A Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.    Eligibility.

(a) Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Notwithstanding the foregoing or any provision in the Plan to the contrary, Employees, Directors and Consultants of a Parent shall not be eligible to receive any Stock Awards under the Plan.

(b) Ten Percent Stockholders.    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Class A Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Grants.    Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Stock Awards covering more than Two Million (2,000,000) shares of Class A Common Stock during any calendar year.

(d) Consultants.    A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.    Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at

the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Class A Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term.    Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(b) Exercise Price of an Incentive Stock Option.    Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Class A Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option.    The exercise price of each Nonstatutory Stock Option shall be not less than fifty percent (50%) of the Fair Market Value of the Class A Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code. The foregoing restriction shall not apply to any NSO issued in exchange for a stock appreciation right (“SAR”), pursuant to Section 3.3 of the Company’s Employee Equity Participation Plan (the “SAR Plan”).

(d) Consideration.    The purchase price of Class A Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (2) by delivery to the Company of other Class A Common Stock, (3) according to a deferred payment or other similar arrangement with the Optionholder or (4) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Class A Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Class A Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Class A Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Class A Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

(e) Transferability of an Incentive Stock Option.    An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option.    A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally.    The total number of shares of Class A Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Class A Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service.    In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i) Extension of Termination Date.    An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Class A Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder.    In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date six (6) months following such termination (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder.    In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the date six (6) months following the date of death (or such longer or shorter period specified in the Option Agreement or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l) Early Exercise.    The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Class A Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Class A Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.    Provisions of Stock Awards other than Options.

(a) Stock Bonus Awards.    Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.    A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting.    Shares of Class A Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Performance Grants.    A stock bonus may be granted or may vest based upon service conditions, upon the attainment during a Performance Period of certain Performance Goals, or both. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion.

(iv) Termination of Participant’s Continuous Service.    In the event that a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Class A Common Stock held by the Participant that have not vested as of the date of termination under the terms of the stock bonus agreement.

(v) Transferability.    Rights to acquire shares of Class A Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Class A Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b) Restricted Stock Awards.    Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price.    The purchase price of restricted stock awards shall not be less than fifty percent (50%) of the Class A Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii) Consideration.    The purchase price of Class A Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Class A Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii) Vesting.    Shares of Class A Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service.     In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Class A Common Stock held by the Participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

(v) Transferability.     Rights to acquire shares of Class A Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Class A Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.    Covenants of the Company.

(a) Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Class A Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Class A Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Class A Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Class A Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Class A Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.    Use of Proceeds from Stock.

Proceeds from the sale of Class A Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.    Miscellaneous.

(a) Acceleration of Exercisability and Vesting.    The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Class A Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or Other Service Rights.    Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of any Stock Award Agreement.

(e) Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Class A Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Class A Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Class A Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Class A Common Stock upon the exercise or acquisition of Class A Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Class A Common Stock.

(f) Withholding Obligations.    To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Class A Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Class A Common Stock from the shares of Class A Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Class A Common Stock under the Stock Award; provided, however, that no shares of Class A Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Class A Common Stock.

(g) Lock-Up Period.    Upon exercise of any Stock Award, a Participant may not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Class A Common Stock or other securities of the Company held by the Participant, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act, other than a Form S-8 registration statement, (the “Lock Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock Up Period. A Participant may be required to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to such shares of Class A Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10(g) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11. Adjustments upon Changes in Stock.

(a) Capitalization Adjustments.    If any change is made in, or other event occurs with respect to, the Class A Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Class A Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation.

(c) Corporate Transaction.    In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event that any surviving corporation or acquiring corporation does not assume any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then unless otherwise provided by the Board, any outstanding Stock Awards that have been neither assumed nor substituted may be exercised (to the extent vested) prior to the effective time of the Corporate Transaction, and any such Stock Awards shall terminate if not exercised prior to the effective time of the Corporate Transaction.

(d) Change in Control.    A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12.    Amendment of the Plan and Stock Awards.

(a) Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.

(b) Stockholder Approval.    The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c) Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights.    Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards.    The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.    Termination or Suspension of the Plan.

(a) Plan Term.    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.    Effective Date of Plan.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.    Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

Appendix B

LeapFrog Enterprises, Inc.

2002 Non-Employee Directors’ Stock Option Plan

Adopted: July 2, 2002

Approved By Stockholders: July 19, 2002

Effective Date: July 2, 2002

Amended and Restated: April 20, 2004

Amendment and Restatement Approved by Stockholders:             , 2004

Termination Date: None

1.    Purposes.

(a) Eligible Option Recipients.    The persons eligible to receive Options are the Non-Employee Directors of the Company.

(b) Available Options.    The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Class A Common Stock through the granting of Nonstatutory Stock Options.

(c) General Purpose.    The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Controlled Corporations.

2.    Definitions.

(a) “Accountant” means the independent public accountants of the Company.

(b) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(c) “Annual Grant” means an Option granted annually to a Non-Employee Director who meets the specified criteria pursuant to subsection 6(b) of the Plan.

(d) “Annual Meeting” means the annual meeting of the stockholders of the Company.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events after the IPO Date:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Controlled Corporation and the Optionholder shall supersede the foregoing definition with respect to Options subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(g) “Class A Common Stock” means the Class A common stock of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Company” means LeapFrog Enterprises, Inc., a Delaware corporation.

(j) “Consultant” means any person, including an advisor, (i) engaged by the Company or a Controlled Corporation to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of a Controlled Corporation. However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

(k) “Continuous Service” means that the Optionholder’s service with the Company or a Controlled Corporation, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or a Controlled Corporation as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder’s Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of a Controlled Corporation or an Employee of the Company will not constitute an interruption of Continuous Service. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(l) “Controlled Corporation” means any subsidiary corporation of the Company, whether now or hereafter existing, as such term is defined in Section 424(f) of the Code.

(m) “Director” means a member of the Board of Directors of the Company.

(n) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or a Controlled Corporation of the Company because of the sickness or injury of the person.

(o) “Effective Date” means the date the Plan is adopted by the Board.

(p) “Employee” means any person employed by the Company or a Controlled Corporation. Mere service as a Director or payment of a director’s fee by the Company or a Controlled Corporation shall not be sufficient to constitute “employment” by the Company or a Controlled Corporation.

(q) “Entity” means a corporation, partnership or other entity.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(t) “Fair Market Value” means, as of any date, the value of the Class A Common Stock determined as follows:

(i) If the Class A Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Class A Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Class A Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Class A Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(u) “Initial Grant” means an Option granted to a Non-Employee Director who meets the specified criteria pursuant to subsection 6(a) of the Plan.

(v) “IPO Date” means the date the Company’s Class A Common Stock is first offered to the public under a registration statement declared effective under the Securities Act.

(w) “Non-Employee Director” means a Director who is not an Employee of the Company or a Controlled Corporation.

(x) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(aa) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(bb) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(dd) “Plan” means this LeapFrog Enterprises, Inc. 2002 Non-Employee Directors’ Stock Option Plan.

(ee) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ff) “Securities Act” means the Securities Act of 1933, as amended.

(gg) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

3.    Administration.

(a) Administration by Board.    The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

(b) Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine the provisions of each Option to the extent not specified in the Plan.

(ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or an Option as provided in Section 12.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c) Effect of Board’s Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.    Shares Subject to the Plan.

(a) Share Reserve.    Subject to the provisions of Section 11 relating to adjustments upon changes in the Class A Common Stock, the Class A Common Stock that may be issued pursuant to Options shall not exceed in the aggregate Seven Hundred Fifty Thousand (750,000) shares of Class A Common Stock.

(b) Reversion of Shares to the Share Reserve.    If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Class A Common Stock issued to a Participant pursuant to an Option are forfeited back to or repurchased by the Company because of or in connection with the failure to meet a contingency or condition required to vest such shares in the Participant, the shares of Class A Common Stock not acquired, forfeited or repurchased under such Stock Award shall revert to and again become available for issuance under the Plan.

(c) Source of Shares.    The shares of Class A Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise. If the aggregate number of shares of Class A Common Stock issuable pursuant to Section 6(a), (b) or (c) would exceed the number of shares remaining in the share reserve under Section 4(a) at such time of grant, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Class A Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

5.    Eligibility.

The Options as set forth in Section 6 automatically shall be granted under the Plan to all Non-Employee Directors.

6.    Non-Discretionary Grants.

(a) Initial Grants.    Without any further action of the Board, (i) each person who is or becomes a Non-Employee Director as of the Effective Date, and (ii) each person who, after the Effective Date, is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the Effective Date or the date of his or her initial election or appointment to be a Non-Employee Director, as applicable, be granted an Initial Grant to purchase Thirty Thousand (30,000) shares of Class A Common Stock on the terms and conditions set forth herein.

(b) Annual Grants.    Without any further action of the Board, on each July 1, commencing on July 1, 2004, each person who is then a Non-Employee Director, automatically shall be granted an Annual Grant to purchase Fifteen Thousand (15,000) shares of Class A Common Stock on the terms and conditions set forth herein; provided, however, that if a Non-Employee Director holds the position of Chairman of the Board on such date, such Non-Employee Director shall instead be granted an Annual Grant to purchase Twenty-Five Thousand (25,000) shares of Class A Common Stock on the terms and conditions set forth herein; further provided, however, that the number of shares subject to an Annual Grant for a particular Non-Employee Director shall be reduced, on a pro rata basis, for each month such person did not serve as a Non-Employee Director during the twelve-month period from the prior Annual Grant Date (or from July 1, 2002 with respect to the first Annual Grant hereunder) until the current Annual Grant Date.

7.    Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term.    No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price.    The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Consideration.    The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, (ii) delivery to the Company of other Class A Common Stock or (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Class A Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. The purchase price of Class A Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Class A Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Class A Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(d) Transferability.    An Option is transferable by will or by the laws of descent and distribution. An Option also may be transferable upon written consent of the Company if, at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the exercise of the Option and the subsequent resale of the underlying securities. In addition, Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Vesting.    Options shall vest as follows:

(i) Initial Grants: 1/36th of the shares of Class A Common Stock covered by an Initial Grant shall vest monthly over thirty-six (36) months.

(ii) Annual Grants: 1/36th of the shares of Class A Common Stock covered by an Annual Grant shall vest monthly over thirty-six (36) months.

(f) Early Exercise.    The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Class A Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Class A Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

(g) Termination of Continuous Service.    In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h) Extension of Termination Date.    If the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 7(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i) Disability of Optionholder.    In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date six (6) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j) Death of Optionholder.    In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the three-month period after the termination of the

Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (1) the date six (6) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

8.    Covenants of the Company.

(a) Availability of Shares.    During the terms of the Options, the Company shall keep available at all times the number of shares of Class A Common Stock required to satisfy such Options.

(b) Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Class A Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9.    Use of Proceeds From Stock.

Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

10.    Miscellaneous.

(a) Stockholder Rights.    No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

(b) No Service Rights.    Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c) Investment Assurances.    The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(d) Withholding Obligations.    The Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Class A Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option, provided, however, that no shares of Class A Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Class A Common Stock.

(e) Lock-Up Period.    Upon exercise of any Option, an Optionholder may not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Class A Common Stock or other securities of the Company held by the Optionholder, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act, other than a Form S-8 registration statement, (the “Lock Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock Up Period. An Optionholder may be required to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to such shares of Class A Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10(e) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11.    Adjustments Upon Changes in Class A Common Stock.

(a) Capitalization Adjustments.    If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the nature, class(es) and maximum number of securities subject both to the Plan pursuant to Section 4 and to the nondiscretionary Options specified in Section 6, and the outstanding Options will be appropriately adjusted in the nature, class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to such event.

(c) Change in Control.    If a Change in Control occurs and as of, or within twelve (12) months after, the effective time of such Change in Control, an Optionholder’s Continuous Service terminates, then his or her options will accelerate and become fully vested and immediately exercisable, unless the termination was a result of the Optionholder’s resignation (other than any resignation contemplated by the terms of the Change in Control or required by the Company or the acquiring entity pursuant to the Change in Control).

(d) Parachute Payments.    In the event that the acceleration of the vesting and exercisability of the Options provided for in subsection 11(c) and benefits otherwise payable to a Optionholder (“Payment”) would (i)

constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Optionholder’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Optionholder elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of accelerated vesting of Options; reduction of employee benefits. In the event that acceleration of vesting of Option compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Optionholder’s Options (i.e., earliest granted Option cancelled last) unless the Optionholder elects in writing a different order for cancellation.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Optionholder and the Company within fifteen (15) calendar days after the date on which the Optionholder’s right to a Payment is triggered (if requested at that time by the Optionholder or the Company) or such other time as requested by the Optionholder or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Optionholder and the Company with an opinion reasonably acceptable to the Optionholder that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Optionholder and the Company.

12.    Amendment of the Plan and Options.

(a) Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Class A Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) Stockholder Approval.    The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c) No Impairment of Rights.    Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

(d) Amendment of Options.    The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

13.    Termination or Suspension of the Plan.

(a) Plan Term.    The Board may suspend or terminate the Plan at any time. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

14.    Effective Date of Plan.

The Plan shall become effective on the date the Plan is adopted by the Board, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.    Choice of Law.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.

PROXY

LEAPFROG ENTERPRISES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2004

The undersigned hereby appoints Thomas J. Kalinske and James P. Curley, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of LEAPFROG ENTERPRISES, INC. that the undersigned may be entitled to vote at the annual meeting of stockholders of the company to be held at LeapFrog Enterprises, Inc.’s headquarters at 6401 Hollis Street, Suite 150, Emeryville, California on Thursday, June 10, 2004 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

The Board of Directors recommends a vote FOR the ten nominees for director listed below.

PROPOSAL 1:

To elect ten directors to hold office until the 2005 annual meeting of stockholders or until their successors are elected.

☐ FOR all nominees listed (except as indicated to the contrary below)

☐ WITHHOLD AUTHORITY to vote for all nominees listed below:

Nominees:	Steven B. Fink
Paul A. Rioux
Michael C. Wood
Thomas J. Kalinske
Jeremy J. Perez
Jeffrey Berg
Stanley E. Maron
E. Stanton McKee, Jr.
Barry Munitz
Stewart A. Resnick

To withhold authority to vote for any nominee(s), write such nominee(s) name(s) below:

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 2:

To approve amendments to our 2002 Equity Incentive Plan to increase the aggregate number of shares of our Class A common stock authorized for issuance under the plan by 2,500,000 shares.	For ☐	Against ☐	Abstain ☐

(Continued on other side)

Continued from other side

The Board of Directors recommends a vote FOR Proposal 3.

PROPOSAL 3:

To approve amendments to our 2002 Non-Employee Directors’ Stock Option Plan to increase the initial grant and annual grant received by our non-employee directors such that a non-employee director will receive an initial grant of 30,000 shares and an annual grant of 15,000 shares, and a non-employee director who holds the position of Chairman of our board of directors at the time of the annual grant will receive an annual grant of 25,000 shares in lieu of an annual grant of 15,000 shares.

	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends a vote FOR Proposal 4.

PROPOSAL 4:

To ratify the selection by the Audit Committee of the board of directors Ernst & Young LLP as independent auditors of LeapFrog Enterprises, Inc. for its fiscal year ending December 31, 2004.	For ☐	Against ☐	Abstain ☐

Date                 , 2004

Signature

Printed Name(s)

Title

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by an authorized person. Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.